                                                                   EXHIBIT 10.78

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                                      TITLE

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

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                               NAME OF PARTNERSHIP

                           TRIAD SENIOR LIVING I, L.P.

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                                     PURPOSE

            ACQUIRE, DEVELOP, OWN AND OPERATE SEVEN SENIOR LIVING AND
                           ASSISTED LIVING FACILITIES

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                                    PARTNERS

        General Partner:                  TRIAD SENIOR LIVING, INC.

        Limited Partners:                 CAPITAL SENIOR LIVING PROPERTIES, INC.
                                          LB TRIAD INC.

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                                      DATE

                             AS OF DECEMBER 30, 1999

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

                                       TABLE OF CONTENTS

                                                                                            PAGE
                                                                                            ----
ARTICLE I - ADDITIONAL DEFINITIONS..........................................................   2

ARTICLE II - FORMATION; CONTINUATION; NAME AND OFFICE; PURPOSE..............................   8
     Section 2.1.    Formation; Continuation................................................   8
     Section 2.2.    Name, Registered Agent and Registered Office...........................   8
     Section 2.3.    Purpose................................................................   8

ARTICLE III - TERM..........................................................................   8

ARTICLE IV - INTERESTS OF THE GENERAL PARTNER AND LIMITED PARTNERS..........................   8
     Section 4.1.    General Partner........................................................   9
     Section 4.2.    Limited Partners.......................................................   9

ARTICLE V - CAPITAL CONTRIBUTIONS...........................................................   9
     Section 5.1.    Capital Contribution of the General Partner............................   9
     Section 5.2.    Capital Contribution of the Limited Partners...........................   9
     Section 5.3.    Additional Capital Contributions.......................................   9
     Section 5.4.    Return or Withdrawal of Capital Contributions; Distributions...........  11
     Section 5.5.    Capital Accounts.......................................................  11

ARTICLE VI - LIMITED PARTNERS...............................................................  11
     Section 6.1.    Powers: Actions........................................................  11
     Section 6.2.    Limitation of Liability................................................  11

ARTICLE VII - GENERAL PARTNER...............................................................  12
     Section 7.1.    Powers; Actions........................................................  12
     Section 7.2.    Restrictions on the General Partner....................................  12
     Section 7.3.    Duties and Obligations of the General Partner..........................  15
     Section 7.4.    Change of TSL's Interest from General to Limited Partner...............  16
     Section 7.5.    Annual Business Plan...................................................  17
     Section 7.6.    Option to Provide Financing to Partnership.............................  17
     Section 7.7.    Other Activities.......................................................  18
     Section 7.8.    Tax Matters Partner....................................................  18
     Section 7.9.    Liability; Indemnification.............................................  18
     Section 7.10.   Fees to and Reimbursement of the General Partner.......................  19

ARTICLE VIII - ALLOCATIONS; DISTRIBUTIONS...................................................  19
     Section 8.1.    Allocations of Income and Loss.........................................  19
     Section 8.2.    Distributions of Net Cash Flow and Net Capital Transaction Proceeds....  19
     Section 8.3.    Withholding Taxes with Respect to Partners.............................  20



ARTICLE IX - ASSIGNABILITY OF GENERAL PARTNER'S AND LIMITED
     PARTNER'S INTERESTS; BUY-SELL OPTION; PURCHASE OPTION..................................  21
     Section 9.1.    General................................................................  21
     Section 9.2.    Permitted Transfers....................................................  21
     Section 9.3.    Effect of Assignment; Documents........................................  22
     Section 9.4.    Substitute Partner.....................................................  22
     Section 9.5.    Further Requirements...................................................  22
     Section 9.6.    Buy-Sell Provisions....................................................  22
     Section 9.7.    Sale of Properties After Second Anniversary............................  25
     Section 9.8.    CSL Purchase Option: TSL Partnership Interests.........................  26
     Section 9.9.    CSL Purchase Option: LB Partnership Interests..........................  26
     Section 9.10.   Closing Documentation..................................................  27
     Section 9.11.   Sale of Partnership Interests By LB....................................  27
     Section 9.12.   Withdrawal of a Partner................................................  28
     Section 9.13.   Death, Legal Incompetency, Bankruptcy or Dissolution of
                       Limited Partner......................................................  28

ARTICLE X - DURATION, DISSOLUTION, TERMINATION, WINDING UP, REMOVAL OF
     GENERAL PARTNER AND RESIGNATION OF GENERAL PARTNER.....................................  28
     Section 10.1.   Dissolution and Termination............................................  28
     Section 10.2.   Continuation of Business...............................................  29
     Section 10.3.   Winding Up of the Partnership..........................................  29
     Section 10.4.   Sale or Liquidation....................................................  29

ARTICLE XI - REPRESENTATIONS, WARRANTIES AND COVENANTS......................................  30
     Section 11.1.   Ownership of TSL.......................................................  30
     Section 11.2.   Ownership of CSL.......................................................  30
     Section 11.3.   Confidentiality........................................................  30
     Section 11.4.   Limitation of LB Liability.............................................  30
     Section 11.5.   Limitation of CSL Liability............................................  31
     Section 11.6.   Limitation of TSL Liability............................................  31
     Section 11.7.   Representations of TSL Regarding Partnership and Related Matters.......  31
     Section 11.8.   Representations of CSL Regarding Partnership and Related Matters.......  32
     Section 11.9.   LB Losses From Breach of Representation................................  32
     Section 11.10.  Notice of Loss.........................................................  34
     Section 11.11.  Right to Defend........................................................  35
     Section 11.12.  Cooperation............................................................  35

ARTICLE XII - ACCOUNTS AND RECORDS: ACCOUNTANTS.............................................  35
     Section 12.1.   Accounting Methods: Fiscal Year........................................  35
     Section 12.2.   Records and Books of Account...........................................  36
     Section 12.3.   Annual Examination and Tax Returns.....................................  36
     Section 12.4.   Bank Accounts..........................................................  36
     Section 12.5.   Reports to Partners....................................................  37



ARTICLE XIII - GENERAL PROVISIONS...........................................................  37
     Section 13.1.   Recipient of Distributions and Payments................................  37
     Section 13.2.   Communications.........................................................  37
     Section 13.3.   Entire Agreement; Applicable Law; Effect...............................  38
     Section 13.4.   Modification; Waiver or Termination....................................  38
     Section 13.5.   Counterparts...........................................................  38
     Section 13.6.   Separability...........................................................  38
     Section 13.7.   Article and Section Headings...........................................  38
     Section 13.8.   Word Meanings..........................................................  39
     Section 13.9.   Exhibits...............................................................  39
     Section 13.10.  Further Actions........................................................  39
     Section 13.11.  Prohibition Against Partition..........................................  39
     Section 13.12.  Agreements with Affiliates and the GMAC Loan...........................  39
     Section 13.13.  Non-Compete of General Partner.........................................  40
     Section 13.14.  Litigation Without Termination.........................................  40
     Section 13.15.  Attorneys' Fees........................................................  40
     Section 13.16.  Cumulative Remedies....................................................  41

EXHIBIT A - PROPERTY DESCRIPTIONS........................................................... A-1

EXHIBIT B - CAPITAL CONTRIBUTIONS........................................................... B-1

EXHIBIT C - CERTAIN TAX AND ACCOUNTING MATTERS.............................................. C-1

EXHIBIT D - ADJUSTMENTS IN LOAN AND CAPITAL................................................. D-1

EXHIBIT E - AGREED VALUE OF EACH PROPERTY................................................... E-1

EXHIBIT F - REPRESENTATIONS AND WARRANTIES OF TSL REGARDING
         PARTNERSHIP AND RELATED MATTERS.................................................... F-1

EXHIBIT G - REPRESENTATIONS AND WARRANTIES OF CSL REGARDING
         PARTNERSHIP AND RELATED MATTERS.................................................... G-1

EXHIBIT H - FORM OF MONTHLY REPORTING....................................................... H-1

                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                           TRIAD SENIOR LIVING I, L.P.
                 (FORMERLY KNOWN AS TRI POINT COMMUNITIES, L.P.)

         THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is dated effective as of December 30, 1999. The parties are TRIAD SENIOR LIVING, INC., a Texas corporation ("TSL" or "General Partner") as the sole General Partner, and CAPITAL SENIOR LIVING PROPERTIES, INC., a Texas corporation ("CSL") and LB TRIAD INC., a Delaware corporation ("LB"), as the Limited Partners (CSL and LB are collectively referred to as the "Limited Partners"), and BLAKE N. FAIL ("Fail" or "Withdrawing Limited Partner") as the Withdrawing Limited Partner.

         WHEREAS, Capital Retirement Group, Inc., a Texas corporation ("CRG"), Jeffrey L. Beck ("Beck") and JAS Trust ("JAS") formed Tri Point Communities, L.P. pursuant to the Certificate of Limited Partnership filed with the Secretary of State of Texas on November 6, 1997 and that certain Limited Partnership Agreement dated as of November 6, 1997 ("Original Agreement");

         WHEREAS, CRG transferred all its partnership interest in the Partnership to TSL and CRG withdrew from the Partnership pursuant to the terms of that Amended and Restated Agreement of Limited Partnership dated April 1, 1998 ("First Restated Agreement");

         WHEREAS, Beck and JAS transferred all their partnership interests in the Partnership to Fail, and Beck and JAS withdrew from the Partnership pursuant to the terms of the First Restated Agreement;

         WHEREAS, pursuant to the terms of the First Restated Agreement, the Partnership changed its name to "Triad Senior Living I, L.P.";

         WHEREAS, Fail wishes to withdraw from the Partnership as a limited partner and LB desires to be admitted as a limited partner of the Partnership in Fail's place;

         WHEREAS, the Withdrawing Limited Partner, TSL, LB, and CSL desire to effect such withdrawal and admission, all as more fully set forth herein; and

         WHEREAS, TSL, LB and CSL desire to continue the existence of the Partnership, recapitalize the Partnership and to amend and restate the terms and provisions of the Original Agreement, as amended by the First Restated Agreement.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants, conditions and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I

                             ADDITIONAL DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "ACCOUNTANT" means Lane, Gorman, Trubitt, L.L.P. or any other independent firm of certified public accountants as may be engaged by the General Partner for the Partnership with the approval of LB.

         "AFFILIATE" means (a) a General Partner; (b) a Limited Partner; (c) a member of the immediate family of the Withdrawing Limited Partner or of a partner, shareholder or member of a General Partner or a Limited Partner; (d) a legal representative of any Person referred to in the preceding clauses (a) through (c); (e) a trustee for the benefit of any Person referred to in the preceding clauses (a) through (c); (f) a corporation, joint venture, partnership, limited liability company or other business entity which is controlled by such person or entity and/or any one or more of the Persons referred to in the preceding clauses (a) through (c); (g) a corporation, joint venture, partnership, limited liability company or other business entity which controls or is under common control with such person or entity, and/or with a person or entity referred to in the preceding clauses (a) through (c); or (h) the partners, officers, directors and key employees of such entity and/or any corporation, joint venture, partnership, limited liability company or other business entity referred to in the preceding clauses (a), (b), (c), (f) or (g).

         "AGENCIES" shall mean federal, state municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         "AGREEMENT" or "THIS AGREEMENT" means this Second Amended and Restated Agreement of Limited Partnership, as amended from time to time pursuant to its terms.

         "ANNUAL BUSINESS PLAN" means the strategic business and operating plan adopted by TSL, LB and CSL and setting forth (a) the program (including a timetable) for developing and constructing each Property, (b) progress and status reports on construction not yet completed, (c) a marketing and leasing plan for each Property, (d) the plan for operating each Property after it has been completed, (e) in reasonable detail, the plan for initial services and staffing to provide such services for each Property and any proposal for materially changing such services or staffing, (f) any proposal for refinancing or other capital transactions and (g) operating, capital expenditure and other relevant budgets for each Property.

         "ACQUISITION DATE" shall mean the date the Partnership acquired any Property.

         "BOT LOAN" means those certain loans from Lender to the Partnership in the original aggregate principal amount of up to $50,000,000.00.

         "BUSINESS DAY" means Monday through Friday of each week, except that a legal holiday recognized as such by the Government of the United States or the States of New York or Texas shall not be regarded as a Business Day.

         "CAPITAL CONTRIBUTION ACCOUNT" means a memorandum account, which shall be maintained by the Partnership with respect to each Partner for accounting purposes only, determined as follows: (a) the initial balance as of the date of this Agreement of each Partner's Capital Contribution Account shall be as set forth in EXHIBIT B; (b) the balance of such account shall be increased as of the date of each contribution made by such Partner under
ARTICLE V hereof by the amount of such contribution; and (c) the balance of such account shall be decreased (but not below zero) as of each date that a distribution is made to such Partner pursuant to SECTION 8.2 (b), (d), (f) or
(i) as appropriate to such Partner by the amount of such distribution.

         "CAPITAL CONTRIBUTIONS" means the gross amount of contributions actually made to the capital of the Partnership by one or more Partners or all the Partners, as the case may be. Loans to the Partnership by any Partner shall not be considered a Capital Contribution.

         "CERTIFICATE" means the Certificate of Limited Partnership of this Partnership filed with the Secretary of State of the State of Texas, as such Certificate has been or may be further amended and filed from time to time.

         "CERTIFICATE OF OCCUPANCY" means the certificate of occupancy which has been issued for any building at a Property.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "CSL" means Capital Senior Living Properties, Inc., a Texas corporation.

         "CSL GUARANTY" means the Subsidiary Guaranty dated the date of this Agreement, made by Capital Senior Living Corporation, an Affiliate of CSL, for the benefit of the Partnership.

         "DEVELOPMENT AGREEMENT" means the development agreements between the Partnership and Capital Senior Development, Inc. relating to the Properties, as such agreements may be amended from time to time.

         "ENCUMBRANCES" shall mean any and all options, pledges, mortgages, security interests, liens, charges, adverse claims, burdens and encumbrances whatsoever.

         "15% PREFERRED RETURN" means at any date, for each Partner, an amount computed like interest equal to a cumulative annual return of 15%, compounded monthly, on the average daily balance of the Partner's Capital Contribution Account except as adjusted under Section 8.2(a) and (e).

         "FISCAL YEAR" means the fiscal year of the Partnership as set forth in Section 12.1 hereof.

         "GAAP" means generally accepted accounting principles, consistently applied

         "GENERAL PARTNER" means TSL, and any additional or successor General Partner(s) designated in any case as such in accordance with the provisions of this Agreement, and, from time to time, holding such position in accordance with such provisions.

         "GMAC LOAN" means those certain loans from Standby Lender to the Partnership in the original aggregate principal amount of $50,000,000 which will be used, in part, to replace the BOT Loan.

         "GOVERNMENTAL AUTHORITY" shall mean the United States of America, the state, county, city and other political subdivision in which each of the Properties is located, and any agency, authority, court, department, commission, board or instrumentality of any of them.

         "GOVERNMENTAL REQUIREMENTS" shall mean all laws, ordinances, statutes, codes, rules, regulations, orders and decrees of the United States, the state, the county, the city, or any other political subdivision in which any Property is located, and any other political subdivision, agency or instrumentality exercising jurisdiction over the Partnership or any Property.

         "GROSS RECEIPTS" mean all revenues received by the Partnership from the operations of its business attributable to a particular period as determined in accordance with the accrual method of accounting under GAAP, but not including Capital Contributions and any loans from Partners and third parties.

         "HAZARDOUS MATERIALS" shall mean (i) any "HAZARDOUS WASTE" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 ET SEQ.), as amended from time to time, and regulations promulgated thereunder ("RCRA"); (ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C.
Section 9601, ET SEQ.), as amended from time to time, and regulations promulgated thereunder ("CERCLA") (including petroleum-based products as described therein); (iii) other petroleum and petroleum-based products; (iv) asbestos in any quantity or form which would subject it to regulation under any applicable Hazardous Materials Law, (v) polychlorinated biphenyls; (vi) any substance, the presence of which in or on the Property is prohibited by any Hazardous Materials Law; (vii) any "extremely hazardous substance" or "hazardous chemical" as those terms are defined in the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 ET SEQ.) as amended from time to time, and regulations promulgated thereunder ("EPCRA"); (viii) any "chemical substance" as that term is defined in the Toxic Substance Control Act (15 U.S.C. Section 2601) as amended from time to time, and regulations promulgated thereunder ("TSCA"), (ix) any hazardous substance identified under the law of any State in which a Property is located; and (x) any other substance which, by any Hazardous Materials Law, requires special handling in its collection, storage, treatment, management or disposal, but excluding, cleaning, office supplies and other similar products used in connection with the routine conduct of business and for routine maintenance or repair of any Property, provided such products are stored and used in compliance with Hazardous Materials Laws.

         "HAZARDOUS MATERIALS CONTAMINATION" shall mean the presence of Hazardous Materials at the Improvements, facilities, soil, groundwater, air or other elements on or of any Property, or the presence of Hazardous Materials at the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time emanating from any Property.

         "HAZARDOUS MATERIALS LAWS" shall mean all Governmental Requirements, including, without limitation, RCRA and CERCLA, relating to the handling, storage, existence of or otherwise regulating any Hazardous Materials relating to the removal or remediation of Hazardous Materials.

         "HAZARDOUS SUBSTANCE ACTIVITY" shall mean any actual, proposed, or threatened use, storage, holding, existence, location, or release, in each case in violation of Hazardous Materials Laws including, without limitation, any spilling, leaking (not to include oil, transmission, or other fluid leaks from automobiles), leaching, pumping, pouring, emitting, emptying, dumping, disposing into the environment, and the continuing migration into or through soil, surface water, groundwater or any body of water, discharge, deposit, placement, generation, processing, construction, treatment, abatement, removal, disposal, disposition, handling, or transportation of any Hazardous Materials from, under, in, into, or on any Property, including, without limitation, the movement or migration of any Hazardous Materials from surrounding property, surface water, groundwater or any body of water under, in, into, or onto any Property and any residual Hazardous Materials Contamination in, on, or under any Property.

         "INTERNAL RATE OF RETURN" or "IRR" means, the discount rate, compounded monthly, expressed as a percentage based on a year of 365 or 366 days, as the actual case may be, at which the net present value, as of the date LB makes each Capital Contribution to the Partnership pursuant to this Agreement, of all future distributions pursuant to Article VIII of this Agreement equals the amount of each such Capital Contribution. LB shall be deemed to have received a twenty-five percent (25%) IRR, compounded monthly, with respect to a segment of Capital Contribution it made to the Partnership upon its receipt of a cumulative amount of distributions pursuant to Article VIII that causes (i) the net present value of the aggregate of all distributions pursuant to Article VIII to LB with respect to the Capital Contributions, discounted at an annual rate of twenty-five percent (25%), compounded monthly, from the date of each such distribution back to the date of such Capital Contributions reduced by (ii) the amount of such Capital Contributions, to equal zero.

         "LB" means LB Triad Inc., a Delaware corporation.

         "LEASES" shall mean the interest of the Partnership in leases and rental agreements with tenants occupying space situated at any Property in the Improvements or otherwise having rights with regard to use of any Property and all security deposits or like payments, if any, paid by tenants or other security provided in connection therewith.

         "LENDER" means Bank One, Texas, N.A., a national banking association, as Agent for the Lenders (as defined therein) under the Master Loan Agreement dated December 23, 1997 among the Partnership, Bank One Texas, N.A. and the Lenders, as the same may be modified, amended or restated from time to time.

         "LIMITED PARTNERS" mean LB and CSL, and any additional or substitute Limited Partner(s) as may be designated as such in accordance with the provisions of this Agreement.

         "LOAN DOCUMENTS" mean all documents evidencing, securing or otherwise entered into in connection with the BOT Loan or the GMAC Loan, including, without limitation, Note, Deed of Trust, Security Agreement, Assignment of Rents and Financing Statement, Assignment of Leases and Rents, and UCC-1 Financing Statement.

         "MANAGEMENT AGREEMENT" means the management agreements between the Partnership and Capital Senior Living, Inc. relating to the Properties, as such agreements may be amended from time to time.

         "NET CAPITAL TRANSACTION PROCEEDS" mean the proceeds from (a) any financing or refinancing of the Properties or any part thereof (but not including the BOT Loan or the GMAC Loan), and (b) any sale or disposition not in the ordinary course, taking or loss (including, but not limited to, the proceeds from any eminent domain proceeding or conveyance in lieu thereof or from title insurance or casualty insurance, other than rental income insurance) of the Properties or any part thereof that in accordance with GAAP are considered capital in nature, less payment of all costs and other expenses related thereto, any amounts expended to repair or replace any part of the Properties taken or destroyed, any reserves required by the Loan Documents or approved by the Partners as a Major Decision pursuant to Section 7 and any loans, debts or other obligations of the Partnership.

         "NET CASH FLOW" means the amount, if any, by which Gross Receipts plus cash reserves of the Partnership from the previous period that the General Partner, with the approval of the Limited Partners as a Major Decision pursuant to Section 7.2, determines are no longer required exceed Operating Expenses for such particular period, to the extent the General Partner determines, with the reasonable approval of LB and CSL, that cash is not otherwise required for Partnership purposes, including the setting up or continuing of a reasonable working capital reserve for the Partnership. "Net Cash Flow" shall not include or reflect any proceeds received or expenses incurred in the determination of Net Capital Transaction Proceeds

         "OPERATING DEFICITS GUARANTY" means collectively, the Subsidiary Guaranties dated as of December 30, 1999 made by Capital Senior Living Corporation for the benefit of the Partnership to pay and perform fully and promptly when due all of the covenants, agreements and other obligations undertaken by Capital Senior Living, Inc. pursuant to Section VII of the Property Management Agreements, as such Guaranty may be amended or restated from time to time in accordance with its terms.

         "OPERATING EXPENSES" means all expenditures of any kind or nature incurred by the Partnership attributable to a particular period (including, without limitation, principal, interest and other amounts payable with respect to the BOT Loan and the GMAC Loan), as determined in accordance with the accrual method of accounting in accordance with GAAP.

         "PARTNER" or "PARTNERS" means the General Partner or the Limited Partners, or any of them.

         "PARTNERSHIP" means the limited partnership evidenced by this Agreement, as said limited partnership may from time to time be constituted, amended and, if necessary, reconstituted, including any successor limited partnership.

         "PARTNERSHIP PROPERTY" means the Properties, and all other property of whatever kind of nature owned by the Partnership from time to time.

         "PERCENTAGE INTERESTS" mean the percentage set forth opposite the name of such Partner under the column "Interest" in EXHIBIT B attached hereto and made a part hereof for all purposes.

         "PERMITTED ENCUMBRANCES" shall mean any mortgage, lien, security interest, claim or encumbrance under or in connection with the BOT Loan or the GMAC Loan.

         "PERSON" means an individual, firm, corporation or other legal entity

         "PERSONAL PROPERTY LEASES" shall mean the interest of the Partnership in all leases covering furniture, fixtures and equipment located in or on or about and used in connection with any Property or the operations thereon.

         "PROPERTIES" mean those certain tracts of land which the Partners have agreed in writing to acquire. Upon such written approval, the General Partner shall attach the legal description for a Property hereto as EXHIBIT A.

         "PROPERTY MANAGEMENT AGREEMENT" means collectively, the separate amended and restated Management Agreements dated as of December 30, 1999 between the Partnership and Capital Senior Living, Inc., relating to the Properties as each may be amended or restated in accordance with its terms.

         "RENT ROLL" shall have the meaning set forth in paragraph 23 of Exhibit F.

         "RENTS" shall mean all of the rents, royalties, bonuses, issues, profits, revenue, income, and other benefits derived from the Properties or arising from the use or enjoyment of any portion thereof or from any lease or agreement pertaining thereto and liquidated damages following default under such leases, and all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by damage to any part of the Properties, together with any and all rights that the Partnership may have against any tenant under such leases or any subtenants or occupants of any part of the Properties.

         "REVISED ACT" means the Texas Revised Limited Partnership Act, as adopted and from time to time amended by the State of Texas.

         "SERVICE CONTRACTS" shall mean the interest of the Partnership in all
(i) brokerage contracts, (ii) maintenance, repair, service and pest control contracts (including but not limited to janitorial, elevator and landscaping agreements), and (iii) other contracts pursuant to which services or goods are provided to the Properties, not to include any management agreement affecting any Property.

         "SERVICER" means Hatfield Philips, Inc., a Georgia corporation having an address at 285 Peachtree Center Avenue, Marquis Two Tower, Suite 2300, Atlanta, GA 30303, Attention James Philips.

         "STANDBY LENDER" means GMAC Commercial Mortgage Association, a California corporation.

         "TSL" means Triad Senior Living, Inc., a Texas corporation.

                                   ARTICLE II

                FORMATION; CONTINUATION; NAME AND OFFICE; PURPOSE

Section 2.1.  FORMATION; CONTINUATION

         The Partnership commenced on November 6, 1997 as a Texas limited partnership effective upon the filing of the Certificate with the Secretary of State of the State of Texas pursuant to the provisions of the Revised Act, and shall continue for the purpose and upon the terms and conditions herein set forth.

Section 2.2.  NAME, REGISTERED AGENT AND REGISTERED OFFICE

         The name of the Partnership shall be Triad Senior Living I, L.P. or such other name as the General Partner, with the approval of the Limited Partners as a Major Decision pursuant to Section 7.2, shall hereafter designate by notice to the Limited Partners and by amendment to the Certificate properly filed with the Secretary of State of the State of Texas. The principal place of business in Texas where books and records of the Partnership will be kept and made available shall be 4312 Mockingbird Lane, Dallas, Texas 75205, or such other place as the General Partner may from time to time designate in a notice to the Limited Partners and by amendment to the Certificate. The registered office of the Partnership and the registered agent shall be as set forth in the Certificate, or such other registered agent and registered office as the General Partner may from time to time designate in a notice to the Limited Partners and by amendment to the Certificate.

Section 2.3.  PURPOSE

         The purpose of the Partnership shall be strictly limited to activities relating to the acquisition, ownership, operation, and sale of the Properties, and such other activities as are incidental thereto, including without limitation, entering into the BOT Loan and the GMAC Loan and the performance of the Partnership's obligations under the Loan Documents.

                                  ARTICLE III

                                     TERM

         The term of the Partnership commenced upon the filing of the Certificate with the Secretary of State of the State of Texas, and shall continue until December 31, 2050, on which date the Partnership shall terminate, unless sooner dissolved upon the occurrence of any of the events of dissolution or termination, as described in Article X.

                                   ARTICLE IV

              INTERESTS OF THE GENERAL PARTNER AND LIMITED PARTNERS

Section 4.1.  GENERAL PARTNER

         The General Partner is TSL, and it shall have a 1% interest in the Partnership. Except as provided in Article IX of this Agreement, no other Person shall become a General Partner in the Partnership. The address of the General Partner is set forth on EXHIBIT B.

Section 4.2.  LIMITED PARTNERS

         The Limited Partners are LB and CSL, which shall have the interests in the Partnership as shown on EXHIBIT B. Except as provided in Article IX of this Agreement, no other Person shall become a Limited Partner or substitute Limited Partner in the Partnership. The addresses of the Limited Partners are set forth on EXHIBIT B.

                                    ARTICLE V

                              CAPITAL CONTRIBUTIONS

Section 5.1.  CAPITAL CONTRIBUTION OF THE GENERAL PARTNER

         The General Partner has contributed to the Partnership the amount set forth on EXHIBIT B. The General Partner shall not be obligated to pay any Partnership expenses or make any capital contributions to the Partnership except as provided in this Section 5.1 and Section 5.3 and in Section 2.2(d) of Exhibit C hereof.

Section 5.2.  CAPITAL CONTRIBUTION OF THE LIMITED PARTNERS

         The Limited Partners have contributed or will contribute or be deemed to have contributed on the date of this Agreement to the Partnership the amounts set forth on EXHIBIT B. The Limited Partners shall not be obligated to make any other capital contributions to the Partnership except as provided in Section 5.3. The amount contributed by LB to the capital of the Partnership shall be used by the Partnership to (i) repay $10,053,369.02 of the loan ("CSL Loan") made by CSL to the Partnership in the original principal amount of $15,000,000 as shown in EXHIBIT D; (ii) redeem the limited partner interest of the Withdrawing Limited Partner as shown on EXHIBIT D; and (iii) pay certain expenses of the Partnership with respect to transactions contemplated by this Agreement as shown in EXHIBIT D. The remaining balance and accrued interest on the CSL Loan (which, when added to CSL's current Capital Contribution shown in EXHIBIT D, equals $3,000,000) shall be treated as having been repaid by the Partnership to CSL and then immediately contributed by CSL to the capital of the Partnership, which shall increase its Capital Contribution Account. Immediately after the transactions set forth in this
Section 5.2, the Partners agree that their respective Capital Accounts and Capital Contribution Accounts shall be as set forth on EXHIBIT D.

Section 5.3.  ADDITIONAL CAPITAL CONTRIBUTIONS

         (a) If Net Cash Flow is not sufficient to pay Operating Expenses or to avoid or cure a default under the Loan Documents or other obligations of the Partnership and the Partnership has been unable to borrow funds sufficient to pay such Operating Expenses (such Operating Expenses are referred to as "Required Expenses"), CSL shall, on its own initiative or at the request of any Limited Partner, cause its Affiliate, Capital Senior Living, Inc., to contribute to the Partnership in accordance with the terms of Article VII of the Property Management Agreement an amount equal to the Required Expenses, which amount shall be treated as a Capital Contribution by CSL. If Capital Senior Living, Inc. fails to fund the Required Expenses in accordance with Article VII of the Property Management Agreement, then CSL shall, on its own initiative or at the request of any Limited Partner, cause its Affiliate, Capital Senior Living Corporation, to contribute to the Partnership an amount equal to the Required Expenses in accordance with the Operating Deficits Guaranty, which amount shall be treated as a Capital Contribution by CSL. If Capital Senior Living Corporation fails to fund the Required Expenses in accordance with the Operating Deficits Guaranty, then LB, on its own behalf or on behalf of the Partnership, shall have the right to commence any action, suit or proceeding against Capital Senior Living, Inc. and/or Capital Senior Living Corporation in order to be entitled to specific performance and all other available legal and equitable remedies against Capital Senior Living, Inc. and/or Capital Senior Living Corporation, including (without limitation) recovery of all losses, costs and expenses. If LB commences an action or proceeding against Capital Senior Living, Inc. and/or Capital Senior Living Corporation, LB shall have the right to sell the Properties pursuant to the terms of Section 9.7 at any time. Any amounts expended by LB in commencing any suit or proceeding against Capital Senior Living, Inc. and/or Capital Senior Living Corporation for breach of Article VII of the Property Management Agreement or the Operating Deficits Guaranty, as the case may be, shall be added to the Capital Account and the Capital Contribution Account of LB.

         (b) If Capital Senior Living, Inc. and/or Capital Senior Living Corporation shall fail for any reason to fund any amount described in subsection (a), the General Partner or any Limited Partner shall have the right to request that the Partners contribute additional capital to the Partnership to pay Required Expenses. If the General Partner or any Limited Partner exercises this right, it may request that the General Partner contribute 1%, CSL contribute 19% and LB contribute 80% of the amount of additional capital required within ten (10) days (or such shorter time as may be appropriate under the circumstances, but in no event less than three (3) Business Days) after the date of receipt of notice of the request for such additional capital. Each Partner may, but shall not be obligated to make any such additional capital contributions. Any amounts contributed to the capital of the Partnership pursuant to this subsection (b) by any Partner shall be added to the Capital Account and the Capital Contribution Account of that Partner.

         (c) FAILURE TO MAKE ADDITIONAL CAPITAL CONTRIBUTIONS. If any Partner (a "Non-Contributing Partner") does not make any additional capital contribution within the time specified, then the other Partners (each of which is hereinafter referred to as a "Contributing Partner"), provided the Contributing Partner is ready to contribute the funds requested pursuant to subsection (b), may by written notice to each Non-Contributing Partner elect to make capital contributions to the Partnership on behalf of itself and the Non-Contributing Partner for the entire amount requested pursuant to Section 5.3(b). If a Contributing Partner makes such additional capital contributions pursuant to this subsection (c), then the Contributing Partner shall receive distributions with respect to such additional capital contributions as described in Section 8.2. In no event shall any Partner's Percentage Interest be increased or decreased as a result of capital contributions made pursuant to this subsection (c).

         (d) Except as may be agreed herein or hereafter agreed voluntarily by all of the Partners (and not pursuant to Section 5.3(a), (b) or (c)), no Partner shall be required to make any additional Capital Contributions to the Partnership.

Section 5.4.  RETURN OR WITHDRAWAL OF CAPITAL CONTRIBUTIONS; DISTRIBUTIONS

         Except as otherwise expressly provided in this Agreement, none of the Partners shall be entitled to demand a refund or return of any Capital Contribution or to withdraw any part of its capital account or to receive any distribution from the Partnership.

Section 5.5.  CAPITAL ACCOUNTS

         A capital account shall be established and maintained for each Partner as set forth in EXHIBIT C attached hereto.

                                   ARTICLE VI

                                LIMITED PARTNERS

Section 6.1.  POWERS: ACTIONS

         The Limited Partners shall neither participate in the management or control of the Partnership's business nor shall they transact any business for the Partnership, nor shall they have the power to sign for or bind the Partnership, in each case except to the extent expressly authorized or stated in this Agreement or approved as a Major Decision pursuant to Section 7.2.

Section 6.2.  LIMITATION OF LIABILITY

         (a) Anything to the contrary herein expressed or implied notwithstanding, the Limited Partners shall not be personally liable for any of the debts of the Partnership or any of the losses thereof in excess of their respective shares of Partnership assets, capital contributions which they have made or are obligated to make to the Partnership, and their share of the Partnership's income and gains; PROVIDED, HOWEVER, that to the extent required by applicable law, if a Limited Partner receives a distribution at a time when it knew that, after giving effect to the distribution, all liabilities

                                       -11
of the Partnership, other than liabilities to the Partners with respect to the partnership interests and liabilities for which the recourse of creditors is limited to specific Partnership assets, exceed the fair value of the Partnership's assets (except that the fair value of property that is subject to a liability for which recourse of creditors is limited shall be included in the Partnership's assets only to the extent that the fair value of that property exceeds that liability), then the Limited Partner receiving such distribution shall be liable for the return of such distribution.

         (b) The Partners confirm and agree that (i) the voting and other rights and powers given to each Limited Partner in this Agreement were a material inducement to each Limited Partner's entering into this Agreement and (ii) the existence or exercise of such rights and powers by a Limited Partner shall not, to the fullest extent stated in Section 3.03(b) of the Texas Revised Limited Partnership Act, constitute participation by that Limited Partner in the control of the business of the Partnership or result in that Limited Partner being liable or responsible as a general partner for the debts or obligations of the Partnership.

                                   ARTICLE VII

                                 GENERAL PARTNER

Section 7.1.  POWERS; ACTIONS

         The General Partner shall manage and control the business and affairs of the Partnership, but only in accordance with the Annual Business Plan and the other Major Decisions adopted in accordance with Section 7.2 and subject to Section 7.3 and all other terms and conditions of this Agreement. Subject to the foregoing, the General Partner shall have full power to (i) manage the day-to-day operations of the Partnership; (ii) execute such documents as it may deem advisable for Partnership purposes, including, without limitation, the Loan Documents and all documents necessary for the acquisition, development, construction, financing, refinancing, ownership, operation and sale of the Properties; (iii) acquire, sell, lease, transfer, assign, convey, mortgage, refinance, or otherwise dispose of or deal with all or any part of the Properties on such terms as it deems reasonable; (iv) establish and maintain, to the extent Partnership funds are available, reasonable reserves for anticipated and unanticipated expenses relating to the activities of the Partnership; (v) perform or cause to be performed the Partnership's obligations, and exercise or cause to be exercised all of the Partnership's rights, under any agreement to which the Partnership or any nominee of the Partnership is a party; and (vi) on behalf of the Partnership, employ, engage, retain or deal with any Person, including any Affiliate, to perform services in connection with the ownership and operation of the Properties, provided in all such cases such services are deemed by the General Partner to be advisable and the compensation therefor is reasonable. The General Partner shall cause the Partnership to comply with all requirements of the BOT Loan and the GMAC Loan.

Section 7.2.  RESTRICTIONS ON THE GENERAL PARTNER

         (a) Notwithstanding the foregoing in Section 7.1 or any other provision of this Agreement, the Partnership shall be subject to the following restrictions and the General Partner shall

                                       -12
have no authority to take and shall not take any action on behalf of the Partnership in violation of any of the following restrictions:

                           (i) No bankruptcy or insolvency filing or similar proceeding for the Partnership may be commenced.

                           (ii) The Partnership and the General Partner are prohibited from creating, incurring or assuming any indebtedness other than the BOT Loan, the GMAC Loan and any subordinate financing permitted under the Loan Documents.

                           (iii) The Partnership and the General Partner are prohibited from liquidating or dissolving or consenting to the liquidation or dissolution, in whole or in part, of either the Partnership or the General Partner.

                           (iv) The Partnership and the General Partner may not consolidate, merge, or enter into any form of combination with or into any other entity or convey, transfer or lease its assets substantially as an entirety to any entity, except for a transfer of the Properties to the manager pursuant to the purchase option in the Management Agreement or permit any entity to consolidate, merge or enter into any form of combination with or into the Partnership or the General Partner, as the case may be, or convey, transfer or lease its assets substantially as an entirety to the Partnership or the General Partner, as the case may be.

         (b) Notwithstanding anything in this Agreement to the contrary, the General Partner shall not have the right or the power to make any commitment or engage in any undertaking on behalf of the Partnership (i) in respect of a Major Decision (as hereinafter defined) unless and until such Major Decision has been approved in writing by all of the Limited Partners or
(ii) until and unless such act has already been authorized in the Annual Business Plan then in effect . The term "Major Decision," as used in this Agreement, means any decisions with respect to the following matters:

                           (i) All financing and refinancing decisions pertaining to indebtedness owing, directly or indirectly, to and/or by the Partnership.

                           (ii) Any amendment, modification, change or restatement of this Agreement.

                           (iii) engagement by the Partnership in any business other than as set forth in SECTION 2.3 above;

                           (iv) approval of each Annual Business Plan and budget;

                           (v) approval of the terms and conditions of any management, construction development or any similar agreement relating to the Properties and of any material amendment or modification to, or material waiver under, any such agreement (the current Management Agreements and Development Agreements are hereby approved);

                           (vi) approval of any contract between the Partnership and a Partner or any Affiliate of a Partner, and approval of any amendment or modification to, or waiver of a provision of, any such contract (the current Management Agreements and Development Agreements are hereby approved);

                           (vii) except as contemplated by Sections 10.1 and 13.12, approval of the sale, financing, restructuring, refinancing or disposition of all or substantially all of the Partnership Property, the merger or consolidation of the Partnership with any other entity or the liquidation or dissolution of the Partnership;

                           (viii) acquisition of any additional real property in addition to the Properties;

                           (ix) approval of forms of agreements for leasing or rental of the Properties to tenants (the current forms of which are hereby approved);

                           (x) acquisition of shares of capital stock of or other equity interest in any corporation or other legal entity;

                           (xi)     formation by the Partnership of any
                  corporation, partnership, limited liability company or other legal entity;

                           (xii)    other than the creation of trade
                  receivables, making any loan, extending credit or acting as guarantor or surety to, for or on behalf of any other Person;

                           (xiii) approval of the hiring or setting the compensation for attorneys, consultants, contractors, board of managers or other agents of the Partnership;

                           (xiv) changing the Accountants designated herein or retaining or discharging accounting, financial or auditing specialists to assist the Accountants;

                           (xv) commencing, settling, compromising or taking any other material action with respect to any litigation or legal proceeding of any type by, against or involving the Partnership excluding routine property management matters;

                           (xvi) creation of any lien, security interest or material encumbrance on the Properties not contemplated by the BOT Loan or the GMAC Loan;

                           (xvii) issuance or sale of additional partnership interests or admission of a new partner or member in this Partnership other than in accordance with Article IX of this Agreement or the appointment of an additional General Partner;

                           (xviii)  filing any petition in bankruptcy or
                  reorganization or instituting any other type of bankruptcy, reorganization or insolvency proceeding with respect to the Partnership, consenting to the institution of involuntary bankruptcy, reorganization

                                       -14
                  or insolvency proceedings with respect to the Partnership, the admission in writing by the Partnership of its inability to pay its debts generally as they become due or the making by the Partnership of a general assignment for the benefit of its creditors;

                           (xix)    taking any material action that is
                  inconsistent with the Annual Business Plan then in effect or expending any funds in a manner that is inconsistent with any budget set forth in the Annual Business Plan; PROVIDED, HOWEVER, that the General Partner may, on behalf of the
                  Partnership: (A) expend funds for a budget category in excess of the total expenditures budgeted for that budget category, so long as such excess expenditures for any Fiscal Year do not exceed 10% of that budget category; (B) in addition to the expenditures in clause A above, apply amounts in any budget category that the General Partner reasonably determines are not required to be spent for that category to reduce or eliminate a cost overrun in another budget category; and (C) expend funds for matters which are non-discretionary (such as real estate taxes, utilities and insurance premiums) even if such amounts exceed any amounts budgeted for them;

                           (xx) except to the extent authorized by policies or guidelines previously approved by TSL, LB and CSL, opening or changing the terms of each bank account in the name of or on behalf of the Partnership, or designating any Person to withdraw funds from or sign checks drawn on any such account;

                           (xxi) approval of any action described in this Agreement that refers to action by "TSL, LB and CSL" or "all of TSL, LB and CSL" or contains language comparable to those phrases;

                           (xxii) approval of any amendment, modification, change or restatement of this Agreement or any act in contravention of this Agreement;

                           (xxiii)  approval of any capital expenditures in
                  excess of $50,000 on any Property that has already been developed; and

                           (xxiv) with respect to any action or issue not specifically described in this or another Section of this Agreement, making any decision or taking any action that a Partner exercising commercially reasonable judgment and acting in good faith determines will or is reasonably expected materially and adversely to affect the Partnership, any Partner or the business or operations of the Partnership.

         (c) Any Partner may request approval of a Major Decision by written notice to the other Partners stating in reasonable detail the Major Decisions to be made and including any supporting data necessary for a proper understanding of the Major Decision to be made. Whenever TSL or CSL requests approval of Major Decision, its request shall be communicated to both Karen
E. Blakely and David Chan (or such other individuals as designed by LB from time to time) at their office by the best available means. Whenever a Partner requests approval of a Major Decision, the other Partners shall notify the requesting Partner of their approval or disapproval within a commercially reasonable time (but not to exceed 10 Business Days) after the request is made. If a Partner fails to respond to a request for approval of a Major Decision within the 10-Business Day period described above, that Partner shall be deemed to have approved the Major Decision so requested. If a Partner reasonably requests additional information in order to respond to a request for a Major Decision, the 10-Business Day period for response shall run from the date that it receives all the additional information requested. The requesting Partner shall promptly provide to each other Partner such information as the other Partners may reasonably request to assist them in making their decision.

Section 7.3.  DUTIES AND OBLIGATIONS OF THE GENERAL PARTNER

         (a) The General Partner shall manage and control the Partnership, its business and affairs as stated in Section 7.1. During the continuance of the Partnership, the General Partner shall diligently and faithfully devote such time to the management of the business of the Partnership as it deems reasonably necessary.

         (b) REMOVAL OF TSL AS GENERAL PARTNER. LB shall have the right to remove TSL as General Partner of the Partnership for cause (as defined below) by delivering to TSL a written notification of removal and stating the cause for that action. The grounds for removal for cause shall mean one or more of the following:

                           (i) any material failure by TSL to exercise reasonable care in the discharge of its duties and obligations as General Partner which is not cured at TSL's sole expense (which shall not be deemed to be a capital contribution by TSL to the Partnership) within 30 days after delivery of written notice of such failure by LB to TSL;

                           (ii) any fraud, gross negligence or willful misconduct in the performance by TSL of its obligations or covenants under this Agreement or under any provision of applicable law that LB determines in its reasonable discretion is materially detrimental to the Partnership;

                           (iii) any material breach of the Partnership's obligations to any lender that results from the willful misconduct or material breach by TSL as described in subsection (i) above and causes an event of default beyond applicable grace periods under any loan documentation; or

                           (iv) any material breach by TSL or Fail of any representation, warranty or covenant contained in Article XI of this Agreement that LB determines in its reasonable discretion is materially detrimental to the Partnership.

         (c) LB shall have the right to remove TSL as General Partner of the Partnership without cause at any time after the second anniversary of the date of this Agreement by delivering to TSL a written notification of removal.

         (d) LB or its designee (as reasonably approved by CSL) shall act as General Partner on behalf of the Partnership after LB has removed TSL as General Partner. If LB declines or fails for any reason to remove TSL as the General Partner for one or more of the reasons stated above even though it has the right to do so, such failure to act at that time shall not prevent or preclude LB from removing TSL as General Partner at a future time for the same or a different reason.

Section 7.4.  CHANGE OF TSL'S INTEREST FROM GENERAL TO LIMITED PARTNER

         (a)      If (1) a Bankruptcy Proceeding (as defined in subsection
(b)) has been commenced, (2) all or part of the Partnership interest in TSL is transferred or otherwise disposed of in violation of Article IX or XI hereof, or (3) TSL has been removed as the General Partner of the Partnership pursuant to Section 7.3(b) or (c), the interest of TSL as General Partner of the Partnership shall be automatically and immediately changed into a Limited Partner interest. If Fail has died or is no longer actively involved in the business and management of TSL for any reason, the interest of TSL as General Partner of the Partnership shall, at the election of LB or CSL to be effective upon written notice to TSL, be automatically and without further action changed into a Limited Partner Interest.

         (b)      DEFINITIONS. For purposes of this Section:

                           (i) A "Bankruptcy Proceeding" means (1) the filing by TSL of a petition for its bankruptcy or reorganization under the U.S. Bankruptcy Code or comparable state law, (2) the commencement against TSL with or without its consent or approval of any proceeding seeking its bankruptcy, liquidation or reorganization, appointment of a receiver or trustee of its assets, or comparable relief, that in each case is not stayed or dismissed within 120 days,
                  (3) the entry by a court of competent jurisdiction of a final and unappealable order granting relief of the type described in clause (1) or (2) above, (4) the admission in writing by TSL of its inability to pay its debts generally as they become due and (5) the making by TSL of a general assignment for the benefit of its creditors.

                           (ii) Mr. Fail shall be deemed to be "no longer actively involved in the business or management of TSL" if (1) he has been discharged for any reason from employment by TSL,
                  (2) he has not devoted such time to the operations and business affairs of the Partnership and the Properties as LB reasonably determines is necessary because of illness or physical disability, and such failure continues for more than forty-five (45) days after written notice has been given to him by either LB or CSL, or (3) he has died or become legally incompetent or permanently disabled.

Section 7.5.  ANNUAL BUSINESS PLAN

          Promptly after the execution and delivery of this Agreement (but in no event later than December 31, 1999), the General Partner shall prepare, in cooperation with the Property Manager and submit to the Limited Partners for approval as a Major Decision, pursuant to Section 7.2, an Annual Business Plan and related budgets for the Properties for Fiscal Year 2000. At least 15 days prior to the commencement of each Fiscal Year beginning with Fiscal Year 2001, the Partnership shall adopt an Annual Business Plan, including an operating budget and a capital budget, for the next Fiscal Year. Each such Annual Business Plan and related budgets must be approved in writing as a Major Decision as provided in Section 7.2. If the Partners fail for any reason to approve a new

Annual Business Plan, the existing Annual Business Plan shall remain in effect for an additional sixty (60) days.

Section 7.6.  OPTION TO PROVIDE FINANCING TO PARTNERSHIP

         Whenever the Partnership proposes to obtain financing or refinancing of any type (whether senior or junior debt or equity, but other than the GMAC
Loan) for any purpose, the Partnership shall give written notice to LB describing the type, amount and material terms of the financing to be obtained and copies of any term sheet, offer or other written material delivered to or by the proposed lender. LB shall thereafter have the right (but not the obligation) to cause one of its Affiliates to commit to provide such financing on terms no less favorable to the Partnership than those that are offered to the Partnership by another lender or investor as determined by CSL and TSL (such determination to be made by TSL and CSL acting reasonably) and the Partnership will accept such financing from the Affiliate of LB. LB shall respond within fifteen (15) days to the written notice from the Partnership described above. If LB elects not to provide such financing or does not respond within fifteen (15) days, it shall be deemed to have waived its right to do so. If LB elects to provide such financing, LB shall cause one of its Affiliates to commit to provide such financing (subject to standard mortgage loan documentation, including, without limitation, title, survey, environmental, legal opinions and customary capital markets lending requirements reasonably acceptable to LB or its Affiliate) by the date on which the Partnership is required to submit its application, which commitment letter shall contain all material terms of the proposed loan, or comparable documentation to the lender. If the lender modifies the terms of its proposed loan in any material respect, LB shall again have the right described in this paragraph until the date that the Partnership is required to give to the lender its response to the modification.

Section 7.7.  OTHER ACTIVITIES

         The General Partner shall devote a sufficient amount of time to manage the Partnership. The Partners and Affiliates of the Partners may have other business interests and may engage in other activities in addition to those relating to the Partnership, including the making or management of other investments. Without limitation on the generality of the foregoing, each Partner recognizes that the Partners and Affiliates of all Partners each have an interest in investing in, owning, operating, transferring, leasing and otherwise using real property and interests therein for profit, and engaging in any and all activities related or incidental thereto and that each will make other investments consistent with such interests and the requirements of any agreement to which they or their Affiliates are a party. Except to the extent stated in this Agreement or in another agreement to which a Partner is a party or by which it is bound: (1) neither the Partnership nor any Partner shall have any right by virtue of this Agreement or the relationship created hereby in or to any other ventures or activities in which any Partner or its Affiliates are involved or to the income or proceeds derived therefrom; (2) the pursuit of other ventures and activities by the Partners or Affiliates of any Partner, even if competitive with the business of the Partnership, is hereby consented to by all other Partners and shall not be deemed wrongful or improper under this Agreement; and (3) no Partner or its Affiliate shall be obligated to present any particular investment opportunity to the Partnership, even if such opportunity is of a character which, if presented to the Partnership, could be taken by the Partnership, and each Partner and each Affiliate shall have the right to take for its own account, or to recommend to others, any such particular investment opportunity.

Section 7.8.  TAX MATTERS PARTNER

         See Section 4.4 of EXHIBIT C attached hereto.

Section 7.9.  LIABILITY; INDEMNIFICATION

         The General Partner and its Affiliates shall not be liable to the Partnership or the Limited Partners for any act or omission performed or omitted by it pursuant to the authority granted to it by this Agreement, other than for fraud, willful malfeasance or gross negligence as described in Section 7.3(b)(ii). The Partnership shall and hereby does indemnify and save harmless the General Partner, the Limited Partners and their Affiliates to the greatest extent permitted by the Revised Act from any loss, damage, claim or liability, including but not limited to, reasonable attorney's fees and expenses, incurred by them by reason of any act performed by the General Partner, the Limited Partners or their Affiliates on behalf of the Partnership, including, without limitation, their activities in winding up and liquidating the Partnership, or in furtherance of the Partnership's interests, except that the General Partner and its Affiliates shall not be indemnified for actions by the General Partner or its Affiliates which constitute a breach of any of their obligations under this Agreement, fraud, willful malfeasance or gross negligence. The indemnity and save harmless provided for in the foregoing sentence shall be satisfied out of Partnership assets only and no Partner shall have any personal liability on account thereof.

Section 7.10. FEES TO AND REIMBURSEMENT OF THE GENERAL PARTNER

         The Limited Partners acknowledge that the General Partner or its Affiliates will continue to receive $5,833 per month as an asset management fee. LB shall have the right to terminate payment of that fee if TSL has been removed as the General Partner of the Partnership or at any time after the second anniversary of the date of this Agreement; provided, however, that if payment of that fee has been terminated and TSL has not been removed as General Partner, TSL shall have the right at any time thereafter to convert its interest in the Partnership to a Limited Partner interest effective immediately upon notification of such conversion of the other Partners. The General Partner and its Affiliates shall also be entitled to receive reimbursement of their expenses to the extent payment thereof is authorized in the Annual Business Plan, but shall not be entitled to receive any other fees. The General Partner and its Affiliates shall receive reimbursement for all reasonable expenses advanced by the General Partner and its Affiliates on behalf of the Partnership and all expenses incurred during the operation of the Partnership.

                                  ARTICLE VIII

                           ALLOCATIONS; DISTRIBUTIONS

Section 8.1.  ALLOCATIONS OF INCOME AND LOSS

         All items of income or loss of the Partnership shall be allocated to the Partners in accordance with the provisions of EXHIBIT C attached hereto, which are hereby incorporated by reference for all purposes of this Agreement.


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Section 8.2.  DISTRIBUTIONS OF NET CASH FLOW AND NET CAPITAL TRANSACTION
              PROCEEDS

         Distributions of Net Cash Flow shall be made once each calendar quarter and at such other times as is approved as a Major Decision pursuant to Section
7.2. Distributions of Net Capital Transaction Proceeds shall be made promptly following the Partnership's receipt thereof. All such distributions shall be made in the following order of priority, subject to the provisions of Section 11.9:

         (a) First, to LB until there shall have been distributed to LB an amount equal to the 15% Preferred Return calculated solely with respect to any additional capital contributed pursuant to Section 5.3(b) or (c) hereof.

         (b) Second, to LB until LB shall have received an amount equal to the then existing balance in its Capital Contribution Account calculated solely with respect to any additional capital contributed pursuant to Section 5.3(b) or
(c).

         (c) Third, to LB, until there shall have been distributed to LB an amount equal to the unpaid and accrued 15% Preferred Return on the remaining amount (as reduced by Section 8.2(a)) in its Capital Contribution Account.

         (d) Fourth, to LB, until it shall have received an amount equal to the then remaining balance (as reduced by Section 8.2(b)) in its Capital Contribution Account.

         (e) Fifth, to TSL and CSL, PARI PASSU, until there shall have been distributed to each of them an amount equal to the 15% Preferred Return calculated solely with respect to additional capital contributed pursuant to
Section 5.3.

         (f) Sixth, to TSL and CSL, PARI PASSU, until each of them shall have received an amount equal to the then existing balance in its Capital Contribution Account calculated solely with respect to additional capital contributed pursuant to Section 5.3.

         (g) Seventh, to LB in an amount equal to the greater of (i) $3,000,000 (this amount to be reduced to $2,000,000 if the distributions under this subsection (g) are distributed to LB within one year of the date of this Agreement) or (ii) the amount that would give LB an Internal Rate of Return of 25% on its capital contributions (such calculation to take into account all prior distributions to LB under this Section 8.2).

         (h) Eighth, to TSL and CSL, PARI PASSU, until there shall have been distributed to TSL and CSL, determined on a pro rata basis in accordance with their respective Capital Contribution Accounts, an amount equal to the unpaid and accrued 15% Preferred Return on the remaining amounts in their respective Capital Contribution Accounts.

         (i) Ninth, to TSL and CSL, PARI PASSU, until there shall have been distributed to TSL and CSL amounts, determined on a pro rata basis in accordance with their respective Capital Contribution Accounts, equal to the then remaining balances in their respective Capital Contribution Accounts.


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         (j)      Tenth, if LB has not received in full all distributions
described in clauses (a) through (g) above on or before the second anniversary of the date of this Agreement, 80% to LB, 19% to CSL and 1% to TSL, PARI PASSU. If LB has received such amounts in full on or before the second anniversary of the date hereof, 99% to CSL and 1% to TSL, PARI PASSU.

Section 8.3.  WITHHOLDING TAXES WITH RESPECT TO PARTNERS

         The Partnership shall comply with any withholding requirements under federal, state and local law and shall remit any amounts withheld to, and file required forms with, the applicable jurisdictions. All amounts withheld from Partnership revenues or distributions by or for the Partnership pursuant to the Code or any provision of any federal, state or local law, and any taxes, fees or assessments levied upon the Partnership, shall be treated for purposes of this
Article VIII as having been distributed to those Partners who received tax credits with respect to the withheld amounts, or whose identity or status caused the withholding obligations, taxes, fees or assessments to be incurred. If the amount withheld exceeded the affected Partner's actual share of cash available for distribution, such Partner shall reimburse the Partnership for such withholding. Each Partner agrees to furnish the Partnership with such representations and forms as the General Partner shall reasonably request to assist it in determining the extent of, and in fulfilling, the Partnership's withholding obligations, if any. As soon as practicable after becoming aware that any withholding requirement may apply to a Partner, the General Partner shall advise such Partner of such requirement and the anticipated effect thereof. Such Partner shall pay or reimburse to the Partnership all identifiable costs or expenses of the Partnership caused by or resulting from withholding taxes with respect to such Partner.

                                   ARTICLE IX

                 ASSIGNABILITY OF GENERAL PARTNER'S AND LIMITED
              PARTNER'S INTERESTS; BUY-SELL OPTION; PURCHASE OPTION

Section 9.1.  GENERAL

         (a) LB may at any time sell, assign, transfer, pledge, encumber or hypothecate all or any part of its partnership interest to either any Affiliate of LB, or a real estate investment trust controlled by LB or a securitization pool controlled by LB. At any time after the second anniversary of the date hereof, LB may sell, assign, transfer, pledge, encumber or hypothecate all or any part of its partnership interests to any Person after complying with Section
9.11. Except as permitted in this Article, neither TSL nor CSL may, directly or indirectly, sell, assign, transfer, pledge, encumber or hypothecate all or any part of their partnership interest (including, but not limited to, their interests in the capital or profits of the Partnership) without the prior written consent of LB, which shall not be unreasonably withheld, delayed or conditioned. Each sale, assignment, transfer, pledge, encumbrance or hypothecation of a partnership interest shall at all times be subject to the terms and conditions of the BOT Loan and the GMAC Loan.

         (b) No sale, assignment, transfer, pledge, encumbrance, hypothecation or issuance in violation of the provisions hereof shall be valid or effective for any purpose, and no consent to one such transaction shall apply to any other.


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         (c)      Upon the transfer of its entire partnership interest in the
Partnership and the admission of such Partner's transferee(s) as a substitute Partner pursuant to Section 9.4, a Partner shall be deemed to have withdrawn from the Partnership.

Section 9.2.  PERMITTED TRANSFERS

         (a) Notwithstanding the provisions of Section 9.1, but subject to the limitations set forth in Sections 9.4 and 9.5, either TSL or CSL shall be entitled, without the consent of the other Partners, to transfer all or any portion of their interests in the Partnership to any Permitted Affiliate (as hereinafter defined); provided, however, that no such transfer shall be effective without the consent of LB required in Section 9.1(a) if it is part of a series of transactions designed to effect a direct or indirect transfer to a person or entity not described in this sentence.

         (b) Any Partner may transfer all or any part of its partnership interest to another Partner without the consent or approval of any other Partner.

         (c) "Permitted Affiliate" means, with respect to a Partner, (1) any person directly or indirectly owning, controlling or holding with power to vote 100% of the outstanding securities of or equity or beneficial interests in such Partner as of the date hereof, (2) any person 100% of whose outstanding securities or equity or beneficial interests are directly or indirectly owned, controlled or held with power to vote by such Partner as of the date hereof, (3) any person 100% of whose out standing securities or equity or other beneficial interests are directly or indirectly owned, controlled or held with power to vote by a Person or Persons directly or indirectly owning, controlling or holding with power to vote 100% of the outstanding securities or equity or other beneficial interests of such Partner with whom affiliate status is being tested, or (4) with respect to TSL, the spouse, parents or children of Fail or trusts established solely for the benefit of one or more of those Persons so long as Fail at all times owns directly, indirectly or beneficially more than fifty percent (50%) of the profit and other economic interests in TSL and has the sole and exclusive power to direct the management and policies of TSL, whether by ownership of Partnership or other equity interests, by proxy, by contract or otherwise.

Section 9.3.  EFFECT OF ASSIGNMENT; DOCUMENTS

         In the event of any sale, assignment or transfer permitted hereunder, the Partnership shall not be dissolved or wound up, but shall continue. No such sale, assignment or transfer shall relieve the assignor from any of its obligations under this Agreement accruing prior to such sale, assignment or transfer. Notwithstanding the foregoing, as a condition to any sale, transfer or assignment by a Partner, the transferee or assignee must execute a joinder to this Agreement and agree to be bound by all of its terms and provisions.

Section 9.4.  SUBSTITUTE PARTNER

         The transferee of a partnership interest may be admitted to the Partnership as a substitute Partner only if such transfer is made in compliance with Sections 9.1, 9.2, 9.3 and 9.5. Unless a transferee of a partnership interest is admitted as a substitute Partner under this Section 9.4, it shall


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have none of the powers of a Partner hereunder and shall have only such rights of an assignee under the Revised Act as are consistent with the other terms and provisions of this Agreement.

Section 9.5.  FURTHER REQUIREMENTS

         In addition to the other requirements of Sections 9.1, 9.2, 9.3 and 9.4, and unless waived or modified in whole or in part by the other Partners as a Major Decision pursuant to Section 7.2, no transfer of all or any portion of a partnership interest may be made unless the transferring Partner and the transferee deliver an opinion of counsel reasonably acceptable to the non-transferring Partners, that (a) the transfer will not cause the Partnership to be treated as an association taxable as a corporation for Federal income tax purposes, (b) the transfer will not cause the partnership to be treated as a "publicly traded partnership" within the meaning of Section 7704 of the Code and
(c) the transfer will not violate the Securities Act of 1933, as amended, or any other applicable Federal or state securities laws, rules or regulations.

Section 9.6.  BUY-SELL PROVISIONS

         If (i) LB has the right at any time to remove TSL as General Partner of the Partnership for cause as a result of its fraud, gross negligence or willful misconduct under the circumstances described in Section 7.3(b)(ii) of this Agreement, whether or not LB has exercised that right, (ii) LB has the right on behalf of the Partnership at any time to terminate one or more of the Management Agreements for cause as a result of the fraud, gross negligence or willful misconduct of Capital Senior Living, Inc. that constitutes a material breach by it under Section IV (C)(1)(a) of any Management Agreement, whether or not LB has exercised that right, (iii) LB determines that TSL or CSL has breached a material representation in Article XI of this Agreement or (iv) LB has not received in full all distributions described in Sections 8.2(a) through (g) of this Agreement on or before December 30, 2001, LB shall be permitted (but not obligated) to notify the other Partners of its intent to invoke the procedures described in subsections A through D below. If (y) TSL has at any time been removed as General Partner of the Partnership pursuant to Section 7.3(b) of this Agreement or (z) LB, TSL and CSL have been deadlocked for more than thirty (30) days ending after December 30, 2000 over approval of a Major Decision in accordance with Section 7.2, any Partner shall be permitted (but not obligated) to notify the other Partners of its intent to invoke the procedures described in subsections A through D below.

                  A. The Partner giving notice (the "Buy-Sell Notice") shall specify a price (the "Offer Price") for the Properties and all other assets of the Partnership, and indicate a willingness to be, at the option of the other Partners, either the buyer or the seller. The Buy-Sell Notice must be delivered with the words "Confidential/Urgent" clearly visible from the exterior of the container in which the Buy-Sell Notice is contained and must alert the other Partners to the 10-day limit for response as described below. Delivery of the Buy-Sell Notice shall be in accordance with the notice provisions of this Agreement.

                  B. The Partners receiving the Buy-Sell Notice shall have ten (10) days from the receipt of the Buy-Sell Notice to elect by written notice given to the Partner who gave the Buy-Sell Notice to be either the seller or the buyer. If both Partners who receive the Buy-Sell Notice elect to be buyer, they shall each be entitled to purchase PRO RATA in accordance


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

         with their Percentage Interests the partnership interests held by the Partner who gave the Buy Sell Notice. If one or both Partners receiving the Buy-Sell Notice elect to be the buyer, their notice shall constitute their legally binding obligation to complete the purchase described in Section 9.6C and shall not be effective with respect to each such Partner unless it also, within such 10-day period, delivers in escrow to the attorneys for the Partner who gave the Buy-Sell Notice cash in an amount equal to ten (10%) percent of the amount it would be obligated to pay under Section 9.6C (the "Deposit"). In the event both Partners receiving the Buy-Sell Notice fail to respond, or elect to be the buying Partner but fail to deliver the Deposit, within such 10-day period, then the Partner who gave the Buy-Sell Notice shall be the buyer. That buyer shall then deliver in escrow, within five (5) days of the end of such 30-day period, to the attorneys for the other Partner cash in an amount equal to the Deposit and such delivery of the Deposit shall constitute its legally binding obligation to complete the purchase described in Section 9.6C. If that buyer fails to pay the Deposit, then the rights of the Partners under this Section shall be as they were prior to the delivery of the Buy-Sell Notice.

                  C. Within ninety (90) days after the Buy-Sell Notice has been given:

                           (1) If TSL and CSL are the sellers, LB shall pay to TSL and CSL, in full payment for their interests in Partnership, the amount TSL and CSL would have received as a Partner of the Partnership if the Properties of the Partnership had been sold for an amount equal to the Offer Price on the date of such payment, and the proceeds of such sale (net of liabilities, obligations and expenses that would have been paid out of such proceeds, including without limitation any amounts due to a Partner or its Affiliates, if such sale had actually occurred) were distributed in the order of priority described in Section 8.2 of this Agreement. TSL and CSL shall thereupon cease to be Partners of the Partnership.

                           (2) If LB and CSL are the sellers, TSL shall pay to LB and CSL in full payment for their interests in Partnership, the amount LB and CSL would have received as Partners of the Partnership if the Properties of the Partnership had been sold for an amount equal to the Offer Price on the date of such payment, and the proceeds of such sale (net of liabilities, obligations and expenses that would have been paid out of such proceeds, including, without limitation, any amounts due to a Partner or its Affiliates, if such sale had actually occurred) were distributed in the order of priority described in Section 8.2 of this Agreement. LB and CSL shall thereupon cease to be Partners of the Partnership.

                           (3) If LB and TSL are the sellers, CSL shall pay to LB and TSL in full payment for their interests in Partnership, the amount LB and TSL would have received as Partners of the Partnership if the Properties of the Partnership had been sold for an amount equal to the Offer Price on the date of such payment, and the proceeds of such sale (net of liabilities, obligations and expenses that would have been paid out of such proceeds, including, without limitation, any amounts due to a Partner or its Affiliates, if such sale had actually occurred) were distributed in the order of priority described in Section 8.2 of this Agreement. LB and TSL shall thereupon cease to be Partners of the Partnership.


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                  D.       If the buyer fails to complete the transaction within
         ninety (90) days after the Buy-Sell Notice was given as described above for a reason other than default by the seller, the attorneys holding the Deposit in escrow shall deliver to the sellers on a pro rata basis in accordance with the purchase price each was to receive the full amount of the Deposit and all interest earned thereon and sellers shall
         (1) have the right (but not the obligation), to be exercised and completed within one hundred fifty (150) days after the Buy-Sell Notice was given, (x) to be the buyer on a pro rata basis as described above at an Offer Price equal to at least ninety (90%) percent of that stated in the Buy-Sell Notice, and/or (2) be entitled to specific performance and all other available legal and equitable remedies against the buyer, including (without limitation) recovery of all losses, costs and expenses.

                  E. If none of the Partners has completed the exercise of purchase rights within the time periods specified in this section, the rights of the Partners shall be as they were before the Buy-Sell Notice was given, subject to any rights that the non-defaulting Partners may have hereunder, at law or at equity.

                  F. Notwithstanding the foregoing, upon receipt of a Buy-Sell Notice from TSL or CSL, LB may, in lieu of electing to be either the Seller or Buyer, offer the Properties for sale on behalf of the Partnership in accordance with the procedures described in Sections 9.7.

                  G. Notwithstanding anything to the contrary stated in this Section, in no event shall the amount to be paid to LB as seller under this Section be less than the amounts that would be distributed to LB pursuant to Section 8.2(a) through (e).

Section 9.7.  SALE OF PROPERTIES AFTER SECOND ANNIVERSARY

         At any time after December 30, 2001, LB may invoke the procedures described in Paragraphs A through D below for any reason in its sole and absolute discretion.

                  A. LB shall deliver a notice ("Sale Notice") to TSL and CSL stating that it intends to cause one or more of the Properties to be sold on behalf of the Partnership. The Sale Notice must contain a proposed sale price for each such Property that LB has elected to sell (the "Sale Price"). The Sale Notice must be delivered with the words "Confiden tial/Urgent" clearly visible from the exterior of the envelope in which the Sale Notice is contained and must alert TSL and CSL to the 10-Business Day limit for response described in Paragraph B below.

                  B. CSL shall have 10 Business Days from the receipt of the Sale Notice to elect by written notice given to LB to purchase all or part of LB's partnership interests in the Partnership at a purchase price equal to the amount LB would have received as a Partner of the Partnership if the Property or Properties of the Partnership had been sold for an amount equal to the Sale Price on the date of such payment, and the proceeds of such sale (net of liabilities, obligations and expenses that would have been paid out of such proceeds, including, without limitation, any amounts due to a Partner or its Affiliates, if such sale had actually occurred) were distributed in the order of priority described in Section 8.2 of this Agreement. If less than all the Properties are to be sold, LB's partnership interests subject


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         to sale under this Section shall be equal to the percentage obtained by multiplying LB's partnership interest by a fraction, the numerator of which shall be the agreed value of each Property to be sold set forth in SCHEDULE E to this Agreement and the denominator of which shall be the aggregate of the agreed value of all Properties stated in SCHEDULE
         E. If CSL makes this election, its notice shall constitute its legally binding obligation to complete such purchase and shall not be effective unless it also delivers to the Partnership cash in an amount equal to ten percent (10%) of the amount to be paid to LB pursuant to this Section ("Deposit") which shall be held by the Partnership in an interest-bearing, segregated account.

                  C. If CSL elects to purchase the partnership interests of LB as described in Paragraph B, CSL shall within ninety (90) days after the Sale Notice was given pay to LB the amount described in Paragraph B. CSL shall thereafter be entitled to the same priority in distributions pursuant to Section 8.2 as LB had with respect to the partnership interests of LB sold under this Section.

                  D. If CSL fails to respond within such 10-Business Day period, fails to pay the Deposit or notifies LB that it does not wish to exercise the right described in Paragraph B above, then LB, in its sole and absolute discretion, shall be entitled to offer the Properties for sale on behalf of the Partnership at the price set forth in the Sale Notice and on other terms no less favorable to the Partnership than those terms stated in the Sale Notice. Such offer may be made directly by LB or through investment bankers or real estate brokers for a commission and on other terms that are "market" as reasonably determined by LB. LB shall use commercially reasonable efforts to keep TSL and CSL informed regarding the progress of the sale of the Properties.

                  E. If CSL elects to purchase the LB partnership interest, but fails for any reason to complete the transaction within 90 days after the Sale Notice was given as described above, LB (i) shall retain the full amount of the Deposit as its sole and exclusive remedy and (ii) shall have the right to sell the Properties being sold within a period of 180 days after the Sale Notice was given at a Sale Price equal to at least 90% of that stated in the Sale Notice and on other terms no less favorable to the Partnership than those terms stated in the Sale Notice.

                  F. LB shall thereafter have the right to complete the sale of the Properties being sold on the terms no less favorable to those described in the Sales Notice and to execute and deliver on behalf of the Partnership all documentation and to take all other actions that LB shall reasonably determine are necessary to complete the sale of the Properties. If LB receives a bona fide offer to purchase the Properties ("Property Offer"), LB shall, before completing the sale of the Properties, deliver the Property Offer to CSL. CSL shall then have the right to purchase the Properties on the same terms and conditions as are set forth in the Property Offer. If CSL makes this election, CSL shall both notify LB of its election and complete the purchase of the Properties within 10 days (not Business Days) after its receipt from LB of the Property Offer. If the Properties are not sold within 180 days, then the rights of CSL shall be as they were before the Sale Notice was given under this Section.


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                  G.       If the Properties are sold under this Section, LB
         shall be entitled to all distributions payable to LB as described in
         Section 8.2(a), (b), (c) and (d) before any distributions are made to CSL and TSL under Section 8.2(e) and (f).

Section 9.8.  CSL PURCHASE OPTION: TSL PARTNERSHIP INTERESTS

         At any time, CSL shall have the right, but not the obligation, to purchase all, but not less than all, of the interests owned by TSL for an amount equal to the amount of money that TSL paid for its interests in the Partnership, plus non-compounding interest of 12% per annum from the date such amounts were paid to the date the option described herein is exercised. The Partners, by executing this Agreement, hereby agree that the future value of such interests is speculative and that the formula set forth above is the Partners' best estimate of the fair market value of such interests as of the date of the exercise of such option.

Section 9.9.  CSL PURCHASE OPTION: LB PARTNERSHIP INTERESTS

         At any time, CSL shall have the right, but not the obligation to purchase, all, but not less than all, of the partnership interests of LB for an amount equal to the sum of (i) an amount equal to the balance in LB's Capital Contributions Account, (ii) LB's accrued but unpaid 15% Preferred Return on its Capital Contributions Account, (iii) the greater of (x) $3,000,000 and (y) an amount that would give to LB a 25% Internal Rate of Return on its Capital Contributions taking into account all prior distributions made to LB pursuant to
Section 8.2(a) through (d), and (iv) if such purchase is completed after the second anniversary hereof, the amount that LB would have received pursuant to
Section 8.2 if all Properties had been sold at their fair market value as of the end of the month prior to the payment hereunder, taking into account all amounts set forth in (i), (ii) and (iii) above. In the event CSL completes the purchase of LB's partnership interest pursuant to this Section 9.9 prior to the first anniversary of the date hereof, the $3,000,000 amount above shall be reduced to $2,000,000.

Section 9.10. CLOSING DOCUMENTATION

         At the closing of any transaction described in Section 9.6, 9.7, 9.8 or 9.9, the seller(s) shall execute and deliver to the buyer(s) such instruments and documents in form and substance reasonably satisfactory to the buyer(s) as may be necessary or appropriate to transfer the Properties or partnership interests of the seller(s) to the buyer(s) (or the designee of any buyer(s)), free and clear of all liens, security interests, claims and encumbrances, other than Permitted Encumbrances, against receipt by the seller(s), in immediately available funds, of the consideration determined in accordance with Section 9.6, 9.7, 9.8 or 9.9, as the case may be.

Section 9.11. SALE OF PARTNERSHIP INTERESTS BY LB

         (a) If LB wishes at any time for any reason to sell or otherwise dispose of all or part of its partnership interest in this Partnership, it shall give notice ("Sale Notice") to CSL and shall specify the price and other material terms and conditions ("Sale Price") that it is seeking for sale of such partnership interest. The Sale Notice must be delivered with the words "Confidential/Urgent" clearly visible from the exterior of the container in which the Sale Notice is contained and must alert

CSL to the 10-day limit for response described below. Delivery of the Sale Notice shall be in accordance with the notice provisions of this Agreement.

         (b) CSL shall have ten (10) Business Days from the receipt of the Sale Notice to elect by written notice given to LB to purchase at the Sale Price the partnership interests of LB being sold. If CSL elects to purchase the partnership interest of LB being sold, its notice shall constitute its legally binding obligation to complete the purchase described in subsection (c) and shall not be effective unless it also delivers to LB cash in an amount equal to ten percent (10%) of the amount it would be obligated to pay under subsection
(c) below ("CSL Deposit"). If CSL (i) fails to respond to the Sale Notice within such 10-Business Day period, (ii) fails to pay the CSL Deposit or (iii) notifies LB that it does not wish to purchase such partnership interests of LB, then LB shall be entitled to sell or otherwise dispose of such partnership interests in this Partnership at a price and on other material terms and conditions no less favorable to LB than the Sale Price stated in the Sale Notice for a period of one hundred twenty (120) days after the Sale Notice was given to CSL.

         (c) If CSL elects to purchase the partnership interests of LB, CSL shall within ninety (90) days after the Sale Notice was given pay to LB the Sale Price stated in the Sale Notice. CSL shall thereafter be entitled to the same priority in distributions pursuant to Section 8.2 as LB had with respect to the partnership interests of LB sold under this Section.

         (d) If CSL elects to purchase such partnership interests of LB, but fails for any reason other than a default by LB to complete the transaction within ninety (90) days after the Sale Notice was given as described above, LB
(i) shall retain the full amount of the CSL Deposit, (ii) shall have the right to sell such partnership interests within a period of two hundred ten (210) days after the Sale Notice was given at a Sale Price equal to at least ninety percent (90%) of that stated in the Sale Notice and on other terms no less favorable to LB than those of the Sales Price stated in the Sale Notice and (iii) shall be entitled to and all available legal remedies against CSL, including (without limitation) recovery of all losses, costs and expenses. LB shall not, however, be entitled to any consequential damages or any equitable remedies, which are hereby waived.

Section 9.12. WITHDRAWAL OF A PARTNER

         Except as otherwise specifically permitted by this Agreement, no Partner shall be entitled to withdraw or retire from the Partnership.

Section 9.13. DEATH, LEGAL INCOMPETENCY, BANKRUPTCY OR DISSOLUTION OF
              LIMITED PARTNER

         The death, legal incompetency, bankruptcy, dissolution or other disability of a Limited Partner shall not dissolve or terminate the Partnership. Upon the death, legal incompetency, bankruptcy, dissolution or other disability of a Limited Partner, the estate, personal representative, trustee, guardian or other successor in interest, if applicable, of such Limited Partner shall have all the rights and obligations and be liable for all the liabilities of the Limited Partner in the Partnership to the extent of such Limited Partner's interest therein, subject to the terms and conditions of this Agreement, and, with the prior written consent of the General Partner which may be withheld at its sole discretion, may be substituted for such Limited Partner.


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                                    ARTICLE X

                       DURATION, DISSOLUTION, TERMINATION,
                         WINDING UP, REMOVAL OF GENERAL
                   PARTNER AND RESIGNATION OF GENERAL PARTNER

Section 10.1. DISSOLUTION AND TERMINATION

         Subject to the provisions of Section 7.2(a)(iii) hereof, the Partnership shall be dissolved only upon the occurrence of any of the following events:

                  (a)      The expiration of the fixed term of the Partnership;

                  (b) The withdrawal or removal of the General Partner, the assignment by the General Partner of all its interest in the Partnership, or any other event that causes the General Partner to cease to be a general partner under the Revised Act, provided that any such event shall not constitute a event of dissolution if the Partnership is continued pursuant to Section 10.2;

                  (c) The sale or other disposition of all or substantially all of the assets of the Partnership and the collection of the proceeds therefrom; and

                  (d)      The mutual consent of the Partners.

Section 10.2. CONTINUATION OF BUSINESS

         The Partners hereby agree that notwithstanding any provision of the Revised Act, the Partnership shall not dissolve prior to the occurrence of any event set forth in Section 10.1 above. Upon the occurrence of any event set forth in Section 10.1 above, the Partnership shall not be dissolved or required to be wound up if (i) at the time of such event there is a remaining General Partner and that General Partner carries on the business of the Partnership or
(ii) within ninety (90) days after such event all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more additional General Partners

Section 10.3. WINDING UP OF THE PARTNERSHIP

         Upon dissolution of the Partnership as provided in Section 10.1, the Partnership shall be wound up, and the General Partner will take full account of the Partnership's assets and liabilities, the assets will be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in accordance with the provisions of Section 10.4. Notwithstanding the foregoing, the General Partner, with the consent of the other partners, may determine not to sell all or any portion of the assets of the Partnership, in which event there shall be distributed to each of the Partners its interest in the remaining assets of the Partnership.

Section 10.4. SALE OR LIQUIDATION

         In the case of a sale or other disposition of all or substantially all of the assets of the Partnership or termination and liquidation of the Partnership, the net proceeds of such sale or liquidation, shall be applied and distributed, after crediting or charging the Partners' Capital Accounts pursuant to Article VIII and as cash is received by the Partnership in the following order of priority on or before the end of the taxable year in which the Partnership liquidates (or, if later, within 90 days after the date of such liquidation):

                  (a) To the payment of the debts and liabilities of the Partnership (other than debts of the Partnership to the Partners) and the expenses of sale and liquidation.

                  (b) To the setting up of any reserves which LB determines are reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership or of the Partners arising out of, or in connection with, the Partnership. Such reserves may be held by LB for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and at the expiration of such period as LB may deem advisable, to distribute the balance thereafter remaining as provided herein.

                  (c)      To the Partners, in accordance with the provisions of
         Section 8.2.

         Should assets other than cash be distributed, the amount by which the fair market value of the assets, if any, to be distributed exceeds or is less than the Book Basis (as defined in Exhibit C) of such assets shall, to the extent not otherwise recognized by the Partnership, be taken into account as provided in Exhibit C for purposes of crediting or charging the Capital Accounts of, and distributing proceeds to, the Partners.

                                   ARTICLE XI

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 11.1. OWNERSHIP OF TSL

         Blake N. Fail ("Fail") represents and warrants to LB that, as of the date of this Agreement, he and Permitted Affiliates own of record and beneficially all of the outstanding equity interests in TSL. Fail agrees that, unless LB has given its prior written consent (which shall not be unreasonably withheld, delayed or conditioned), no Person other than a Permitted Affiliate will, directly or indirectly, (i) own any equity interest in TSL, (ii) be admitted as a stockholder of TSL, (iii) be granted any option or other contractual right to acquire any equity interest in TSL, (iv) be granted the right to vote or take other action with respect to the equity interest in TSL or
(v) hold or be granted any mortgage, lien, pledge, security interest or other encumbrance on the equity interest in TSL.

Section 11.2. OWNERSHIP OF CSL

         CSL represents and warrants to LB that, as of the date of this Agreement, Capital Senior Living Corporation owns of record and beneficially all of the outstanding equity interests in CSL, directly or indirectly. CSL agrees that, unless LB has given its prior written consent (which shall not be unreasonably withheld, delayed or conditioned), no Person other than a Permitted Affiliate will, directly or indirectly, (i) own any equity interest in CSL, (ii) be admitted as a stockholder of CSL, (iii) be granted any option or other contractual right to acquire any equity interest in CSL, (iv) be granted the right to vote or take other action with respect to the equity interest in CSL or (v) hold or be granted any mortgage, lien, pledge, security interest or other encumbrance on the equity interest in CSL.

Section 11.3. CONFIDENTIALITY

         The Partners shall not disclose the terms of this Agreement without the consent of TSL, LB and CSL except (i) to their attorneys, accountants and other advisors, (ii) to the extent required by law (including, without limitation, in any required filing with the Securities and Exchange Commission), (iii) to prospective assignees of partnership interests who agree to maintain the confidentiality of the provisions of this Agreement, (iv) to prospective lenders to the Partnership, (v) in connection with any transfer permitted herein by LB of its partnership interest in the Partnership to a liquidating trust, securitization pool or real estate investment trust as provided for in Section 9.1(a) or (vi) to prospective lenders to or investors in TSL or CSL.

Section 11.4. LIMITATION OF LB LIABILITY

         Each of TSL, CSL and Fail, for themselves and on behalf of their respective Affiliates (collectively, "TSL and CSL Claiming Parties"), hereby agrees that if the TSL and CSL Claiming Parties, together or individually, make any claim of any nature whatsoever, whether legal or equitable, including (without limitation) claims based on federal or state law, against LB or its Affiliates arising out of or relating to (1) this Agreement, (2) the formation or operation of the Partnership, (3) any loans made to the Partnership, (4) the negotiations and representations of the parties preceding or following the execution of this Agreement, (5) any alleged breach of this Agreement or
(6) the proposed transactions described in this Agreement, then the following limitations on the liability of LB and its Affiliates, and on the relief available to the TSL and CSL Claiming Parties, shall apply: (a) under no circumstances shall the TSL and CSL Claiming Parties be entitled to any form of equitable relief (including injunctive relief) except to the extent expressly stated in this Agreement, lost profits or consequential, special or punitive damages and (b) any judgment against LB and its Affiliates shall be enforceable against them only to the extent of the capital contributions of LB to the Partnership.

Section 11.5. LIMITATION OF CSL LIABILITY

         Each of TSL, LB and Fail, for themselves and on behalf of their respective Affiliates (collectively, "TSL and LB Claiming Parties"), hereby agrees that if the TSL and LB Claiming Parties, together or individually, make any claim of any nature whatsoever, whether legal or equitable, including (without limitation) claims based on federal or state law, against CSL or its Affiliates arising out of or relating to (1) this Agreement, (2) the formation or operation of the Partnership, (3) any loans made to the Partnership, (4) the negotiations and representations of the parties preceding or following the execution of this Agreement, (5) any alleged breach of this Agreement or (6) the proposed transactions described in this Agreement, then the following limitations on the liability of CSL and its Affiliates, and on the relief available to the TSL and LB

Claiming Parties, shall apply: (a) under no circumstances shall the TSL and LB Claiming Parties be entitled to any form of equitable relief (including injunctive relief) except to the extent expressly stated in this Agreement, lost profits or consequential, special or punitive damages and (b) any judgment against CSL and its Affiliates shall be enforceable against them only to the extent of an amount equivalent to the capital contributions of LB (and not CSL) to the Partnership.

Section 11.6. LIMITATION OF TSL LIABILITY

         Each of CSL and LB, for themselves and on behalf of their respective Affiliates (collectively, "CSL and LB Claiming Parties"), hereby agrees that if the CSL and LB Claiming Parties, together or individually, make any claim of any nature whatsoever, whether legal or equitable, including (without limitation) claims based on federal or state law, against TSL or its Affiliates arising out of or relating to (1) this Agreement, (2) the formation or operation of the Partnership, (3) any loans made to the Partnership, (4) the negotiations and representations of the parties preceding or following the execution of this Agreement, (5) any alleged breach of this Agreement or (6) the proposed transactions described in this Agreement, then the following limitations on the liability of TSL and its Affiliates, and on the relief available to the CSL and LB Claiming Parties, shall apply: (a) under no circumstances shall the CSL and LB Claiming Parties be entitled to any form of equitable relief (including injunctive relief) except to the extent expressly stated in this Agreement, lost profits or consequential, special or punitive damages and (b) any judgment against TSL and its Affiliates shall be enforceable against them only to the extent of an amount equivalent to the capital contributions of LB (and not TSL) to the Partnership.

Section 11.7. REPRESENTATIONS OF TSL REGARDING PARTNERSHIP AND RELATED MATTERS

         In partial consideration of LB's agreement to become a Limited Partner and to make the capital contributions described in Section 5.2, TSL makes to LB the representations and warranties set forth in Exhibit F attached to this Agreement.

Section 11.8. REPRESENTATIONS OF CSL REGARDING PARTNERSHIP AND RELATED MATTERS

         In partial consideration of LB's agreement to become a Limited Partner and to make the capital contributions described in Section 5.2, CSL makes to LB the representations and warranties set forth in Exhibit G attached to this Agreement.

Section 11.9. LB LOSSES FROM BREACH OF REPRESENTATION

         (a) INDEMNIFICATION BY TSL. TSL agrees to indemnify and hold harmless LB and its Related Parties (collectively, the "LB INDEMNIFIED PARTIES") from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with the consent of TSL), losses, obligations, liabilities, claims, causes of action, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding and within the reasonable contemplation of the parties (collectively, "LOSSES") suffered, sustained, incurred or required to be paid by any of LB Indemnified Parties by reason of (i) any representation or warranty made by TSL in this Agreement being untrue or incorrect in any material respect as of the time made; (ii) any failure by TSL to observe or perform, in any material respect, their covenants and agreements set forth in this Agreement in any material respect; or (iii) any failure by TSL or the Partnership to satisfy and discharge any other liability or material obligation of TSL or the Partnership accrued, incurred or outstanding on the date of this Agreement and not expressly assumed by LB pursuant to this Agreement. TSL further agrees that, in the event any Losses occur in connection with (a) matters insured against under the terms of the Owner's
Title Policies (as defined in paragraph 32 of Exhibit F) and/or (b) any matters relating to title to the Properties arising from the respective dates of the Owner's Title Policies, whether disclosed or undisclosed in any of the Updated Reports (as defined in paragraph 32 of Exhibit F), through and including the date hereof, and (c) the failure or delay in obtaining all proper zoning approvals from the appropriate governmental authorities, including but not limited to the City of Fort Worth, necessary for full zoning compliance of the facility located at Granbury Station, Fort Worth, Texas, then TSL (y) will be liable for any and all such Losses and (z) shall not look to LB or any LB Indemnified Party on the ground that LB as a Limited Partner of the Partnership had knowledge of any matter in connection with such Losses by reason of notice imputed to LB through its Partner TSL by operation of law, it being the specific understanding and agreement of the parties and the intent of this Section that neither LB nor any LB Indemnified Party shall ever be liable to any third party, the Partnership or its Partners, directly or indirectly, for any Loss that occurs in connection with
(aa) matters insured against under the terms of the Owner's Title Policies and/or (bb) any matters relating to title to the Properties arising from the respective dates of the Owner's Title Policies, whether disclosed or undisclosed in any of the Updated Reports, through and including the date hereof and/or (cc) the failure or delay in obtaining all proper zoning approvals from the appropriate governmental authorities, including but not limited to the City of Fort Worth, necessary for full zoning compliance of the facility located at Granbury Station, Fort Worth, Texas. Notwithstanding any provision in this Agreement to the contrary, (a) the amount of any distribution otherwise payable to TSL pursuant to Section 8.2 shall secure and be used to pay and satisfy in full any obligation or liability that TSL has to LB under this Section, (b) the partnership interest of TSL in the Partnership and any interest that TSL has in any asset of the Partnership shall secure and be used to pay and satisfy in full any obligation or liability that TSL has to LB under this Section and (c) LB shall have all rights and benefits of a secured party under the Uniform Commercial Code with respect to the distributions, partnership interest and assets referred to in clauses (a) and (b) above.

         (b) INDEMNIFICATION BY CSL. CSL agrees to indemnify, save and hold harmless the LB Indemnified Parties from, against, for and in respect of any and all Losses (including, without limitation, amounts paid in settlement with the consent of CSL) suffered, sustained, incurred or required to be paid by any of the LB Indemnified Parties by reason of (i) any representation or warranty made by CSL in this Agreement being untrue or incorrect in any material respect as of the time made; (ii) any failure by CSL to observe or perform, in any material respect, its covenants and agreements set forth in this Agreement; or (iii) any failure by CSL or the Partnership to satisfy and discharge any other liability or material obligation of CSL or the Partnership accrued, incurred or outstanding on the date of this Agreement and not expressly assumed by LB pursuant to the Assignment. CSL further agrees that, in the event any Losses occur in connection with (a) matters insured against under the terms of the Owner's Title Policies (as defined in paragraph 8 of Exhibit G) and/or (b) any matters relating to title to the Properties arising from the respective dates of the Owner's Title Policies, whether disclosed or undisclosed in any of the Updated Reports and/or (c) the failure or delay in obtaining all proper zoning approvals from the appropriate governmental authorities, including but not limited to the City of Fort Worth, necessary for full zoning compliance of the facility located at Granbury Station, Fort Worth, Texas, through and including the date hereof, then CSL (y) will be liable for any and all such Losses and (z) shall not look to LB or any LB Indemnified Party on the ground that LB as a Limited Partner of the Partnership had knowledge of any matter in connection with such Losses by reason of notice imputed to LB through its Partner TSL by operation of law, it being the specific understanding and agreement of the parties and the intent of this Section that neither LB nor any LB Indemnified Party shall ever be liable to any third party, the Partnership or its Partners, directly or indirectly, for any Loss that occurs in connection with (aa) matters insured against under the terms of the Owner's Title Policies and/or (bb) any matters relating to title to the Properties arising from the respective dates of the Owner's Title Policies, whether disclosed or undisclosed in any of the Updated Reports, through and including the date hereof and/or (cc) the failure or delay in obtaining all proper zoning approvals from the appropriate governmental authorities, including but not limited to the City of Fort Worth, necessary for full zoning compliance of the facility located at Granbury Station, Fort Worth, Texas. Notwithstanding any provision in this Agreement to the contrary, (a) the amount of any distribution otherwise payable to CSL pursuant to Section
8.2 shall secure and be used to pay and satisfy in full any obligation or liability that CSL has to LB under this Section, (b) the partnership interest of CSL in the Partnership and any interest that CSL has in any asset of the Partnership shall secure and be used to pay and satisfy in full any obligation or liability that CSL has to LB under this Section and (c) LB shall have all rights and benefits of a secured party under the Uniform Commercial Code with respect to the distributions, partnership interest and assets referred to in clauses (a) and (b) above.

         (c) LIMITATIONS ON INDEMNIFICATION. If prior to Closing LB shall have been notified in writing by TSL or CSL, or LB shall have obtained actual knowledge, of any failure of a warranty or representation made by TSL or CSL herein or pursuant hereto to be true and correct when made and LB consummates the transactions contemplated hereby, then LB shall also be deemed to have waived any indemnification hereunder with respect to such failure. In no event shall TSL or CSL be liable to the LB Indemnified Parties for (i) any consequential, exemplary or punitive damages or (ii) amounts that exceed the total amount of capital contributed by LB to the Partnership or (iii) amounts that are less than $100,000 in the aggregate. The right of the LB Indemnified Parties to seek indemnification for Losses suffered as a result of any matter described in subsection (a) or (b) above shall expire thirty-six (36) months following the date of this Agreement, except for any specific claim asserted prior to such date, which claim shall survive such thirty-six (36) month period. In addition, the amount of any Losses for which a LB Indemnified
Party is to be indemnified by TSL or CSL pursuant to this Section shall be reduced by any amount actually recovered by such LB Indemnified Party from an insurer or other party in respect of such Losses (a "THIRD PARTY REIMBURSEMENT") to the extent such Third Party Reimbursement was not taken into account in assessing the amount of Losses suffered or incurred by such Indemnified Party. If, after receipt by any LB Indemnified Party of any indemnification payment under this Section from TSL or CSL, such LB Indemnified Party who received a Third Party Reimbursement in respect of the same Losses for which indemnification was made (and such Third Party Reimbursement was not taken into account in assessing the amount of Losses suffered or incurred by such LB Indemnified Party), then such LB Indemnified Party shall turn over promptly all of such Third Party Reimbursement to TSL or CSL, as applicable. In no event shall (i) an Indemnified Party be indemnified against its own willful misconduct or gross negligence or (ii) LB or any other LB Indemnified Party be required to assert any claims against or otherwise seek recovery of any amount from any insurer or other party in respect of any Losses; provided, however, if LB elects not to pursue such claim, LB shall assign such claim (to the extent assignable) to TSL or CSL, as applicable, who may pursue such claims at its sole cost and expense.

Section 11.10. NOTICE OF LOSS

         Notwithstanding anything herein contained, an indemnifying party ("INDEMNIFYING PARTY") shall not have any liability under the indemnity provisions of this Agreement with respect to any fact or occurrence known by any indemnified party ("INDEMNIFIED PARTY") with respect to a particular matter unless a notice setting forth in reasonable detail the breach which is asserted has been given to the Indemnifying Party and, in addition, if such matter arises out of a suit, action, investigation or proceeding, such notice is given promptly after the Indemnified Party shall have been given notice of the commencement of a suit, action, investigation or proceeding. A failure to give, or delay in giving, any such notice hereunder shall not affect the rights of an Indemnified Party to indemnification hereunder except to the extent the Indemnifying Party is materially prejudiced as a result of such failure or delay. SECTIONS 11.9 AND 11.10 HEREOF ARE INTENDED TO INDEMNIFY THE INDEMNIFIED PARTIES AGAINST THE RESULTS OF THEIR OWN NEGLIGENCE. AN INDEMNIFIED PARTY'S FAILURE TO INVESTIGATE, OR A LACK OF DUE DILIGENCE OCCURRING FOR ANY REASON WHATSOEVER, SHALL NOT (I) CONSTITUTE NEGLIGENCE, GROSS NEGLIGENCE OR WILFUL MISCONDUCT FOR PURPOSES OF THIS AGREEMENT (INCLUDING, WITHOUT LIMITATION, THIS SECTION), (II) CONSTITUTE A DEFENSE TO ANY ACTION OR PROCEEDING BROUGHT BY THE INDEMNIFIED PARTY TO ENFORCE HIS OR ITS RIGHTS UNDER THIS ARTICLE 11, (III) EXCUSE PERFORMANCE BY THE INDEMNIFYING PARTY OF ITS OBLIGATIONS UNDER THIS
ARTICLE 11, OR (IV)ENTITLE THE INDEMNIFY ING PARTY TO ANY RIGHT OF SET OFF OR COUNTERCLAIM AGAINST AMOUNTS OWED UNDER THIS ARTICLE 11.

Section 11.11. RIGHT TO DEFEND

         Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled promptly to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding at its own cost and expense. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof. However, if the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

Section 11.12. COOPERATION

         Each of the parties hereto and each of their affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party, and, during normal business hours, shall afford each other access to their books and records and employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may be reasonably necessary to defend such suit, action, investigation, proceeding or claim.

                                   ARTICLE XII

                        ACCOUNTS AND RECORDS: ACCOUNTANTS

Section 12.1. ACCOUNTING METHODS: FISCAL YEAR

         The books of account of the Partnership shall be kept on the accrual method of accounting in accordance with GAAP. The fiscal year of the Partnership shall end on December 31 of each year except upon termination.

Section 12.2. RECORDS AND BOOKS OF ACCOUNT

         (a) The General Partner shall maintain, or cause to be maintain complete and accurate records and books of account of all transactions of the Partnership wherein shall be entered all transactions, matters and things relating to the Partnership's business as are usually entered into books of account kept by persons engaged in a business of a like character, all on the method of accounting determined in accordance with Section 12.1, consistently applied.

         (b) All of such records and books of account together with all other documents and files of the Partnership, including but not limited to copies of all documents prepared by the General Partner and all correspondence, shall, at all times, be kept at the main office of the Partnership or such other place as may be designated by the General Partner and to which the Partners shall have reasonable access as hereinafter provided, and all such records, books of account, documents and files shall be the exclusive property of the Partnership. In the event of the termination of the partnership interest of the General Partner, all such records, books of account, documents and files shall remain in the exclusive possession of the Partnership. At any time and from time to time while the Partnership continues and until its complete liquidation (but only during reasonable business hours), each Partner, including agents or representatives of the Partner may, at its own expense and upon reasonable prior written notice to the General Partner, fully examine, inspect, make copies of the Partnership's books, records, accounts and assets, including but not limited to bank balances and physical inspection of the Properties.

         LB, at its sole and absolute discretion, may retain Ernst & Young LLP, at LB's expense, to review and approve all annual financial statements, tax returns and other financial and tax data specified by LB.

Section 12.3. ANNUAL EXAMINATION AND TAX RETURNS

         (a) The books of the Partnership shall be brought to date annually each year by the General Partner or the Accountants. The General Partner or the Accountants shall determine and prepare for such fiscal year, using GAAP, such financial statements as are required by the BOT Loan or the GMAC Loan.

         (b) The General Partner or the Accountants shall also prepare all tax returns which the Partnership is required to file and the same shall be filed by the General Partner within the time prescribed by law for the filing of each such return.

         (c) At the election of the General Partner and LB or CSL, the Accountants shall perform an audit in accordance with generally accepted auditing standards. The financial statements and audit report shall be delivered to each Partner in the Partnership.

Section 12.4. BANK ACCOUNTS

         The cash Capital Contributions of the Partners and other funds of the Partnership shall be deposited in a bank account or accounts which shall be separately owned by the Partnership and maintained by the General Partner. Withdrawals shall be made only in the regular course of partnership business on the signature of the General Partner or its designee. All funds not needed in the operation of the business may be deposited, to the extent permitted by applicable law, in interest bearing accounts or invested in short-term U.S. Government obligations, U.S. Government guaranteed obligations, bank certificates of deposit or other liquid high-grade investments, maturing, in any event, within one year.

Section 12.5. REPORTS TO PARTNERS

         As soon as reasonably practicable but no later than thirty (30) days after the end of each month, the General Partner shall cause to be prepared and furnished to the Limited Partners income statements and balance sheets for such month in a format attached as EXHIBIT H. The General Partner shall also cause the Partnership to send to each Partner and the Servicer, promptly after they are sent to the Lender all financial, operating and other reports and data required to be submitted to the Lender pursuant to the Loan Documents. As soon as reasonably practicable but no later than seventy-five (75) days after the end of each fiscal year, the General Partner shall cause to be prepared and furnished to the Limited Partners the following: (i) all necessary tax reporting information required by the Partners for preparation of their respective income tax return and (ii) all information necessary for such Limited Partners to comply with all reporting requirements imposed by the securities laws of the United States or any state thereof. Upon the reasonable request of the Limited Partners for further information with respect to any matter with respect to the Partnership, the General Partner shall furnish such information within ten (10) days after such request.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

Section 13.1. RECIPIENT OF DISTRIBUTIONS AND PAYMENTS

         All distributions and payments of cash or property to be made pursuant to the provisions of this Agreement shall be made directly to the parties who are entitled thereto at their respective addresses indicated on EXHIBIT B or elsewhere in this Agreement or at such other address as shall have been set forth in a notice sent pursuant to the provisions of Section 13.2.

Section 13.2. COMMUNICATIONS

         Except as otherwise expressly provided in this Agreement, any offer, acceptance, election, approval, consent, objection, certification, request waiver, notice or other document required or permitted to be made or given pursuant to any provisions of this Agreement shall be deemed duly made or given, as the case may be, if in writing, signed by or on behalf of the person making or giving the same, and shall be deemed completed when either personally delivered (with receipt acknowl edged by the recipient) or three days after deposited through the U.S. mail, registered or certified, first class, postage prepaid, addressed to the person or persons to whom such offer, acceptance, election, approval, consent, certification, request, waiver or notice is to be made or given at their respective addresses indicated on EXHIBIT B and, in the case of the Partnership, at the office of the Partnership specified in Section 2.2 of this Agreement, or, in any case, at such other address as shall have been set forth in a notice sent pursuant to the provisions of this Section 13.2.

Section 13.3. ENTIRE AGREEMENT; APPLICABLE LAW; EFFECT

         This Agreement contains the entire agreement by and among the parties and supersedes any prior understandings and agreements among them respecting the subject hereof. THIS AGREEMENT SHALL BE CONSTRUED, ENFORCED AND GOVERNED IN CONFORMITY WITH THE LAWS OF THE STATE OF TEXAS, and within the County of Dallas, State of Texas, without giving effect to principles of conflicts of law, and whether in state or federal courts. This Agreement shall be binding upon the parties hereto, their successors, heirs, devisees, permitted assigns, legal representatives, executors and administrators but shall not be deemed for the benefit of creditors or any other Persons.

Section 13.4. MODIFICATION; WAIVER OR TERMINATION

         Except as otherwise expressly provided in this Agreement, no modification, waiver, or termination of this Agreement, or any part hereof, shall be effective unless made in writing signed by the party or parties to be bound thereby, and no failure to pursue or elect any remedy shall constitute a waiver of any default under or breach of any provision of this Agreement, nor shall any waiver of any default under or breach of any provision of this Agreement be deemed to be a waiver of any other subsequent or similar or different default under or breach of such or any other provision or of any election or remedies available in connection therewith. Receipt by any party of any money or other consideration due under this Agreement, with or without knowledge of any breach or default, shall not constitute a waiver of such breach or default of any provision of this Agreement.

Section 13.5. COUNTERPARTS

         This Agreement may be executed in one or more counterparts and, notwithstanding that all of the parties did not execute the same counterpart, each of such counterparts shall, for all purposes, be deemed to be an original, and all of such counterparts shall constitute one and the same instrument binding on all of the parties hereto.

Section 13.6. SEPARABILITY

         Each provision of this Agreement shall be considered separable and
(a) if for any reason any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid, and (b) if for any reason any provision or provisions of this Agreement would subject the Limited Partners to any personal liability for the obligations of the Partnership under the laws of the State of Texas or any other laws, as the same may now or hereafter exist, such provision or provisions shall be deemed void and of no effect.

Section 13.7. ARTICLE AND SECTION HEADINGS

         Article and Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and shall not be construed in any way to define, limit, extend or describe the scope of any of the provisions hereof.

Section 13.8. WORD MEANINGS

         The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 13.9. EXHIBITS

         All exhibits annexed hereto and any documents or instruments delivered simultaneously herewith are expressly made a part of this Agreement, as fully as though completely set forth herein, and all references to this Agreement herein or in any of such writings or elsewhere shall be deemed to refer to and include all such writings.

Section 13.10. FURTHER ACTIONS

         Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the revisions hereof.

Section 13.11. PROHIBITION AGAINST PARTITION

         Each of the parties hereto does hereby permanently waive and relinquish any and all rights it may have to cause the assets of the Partnership to be partitioned, it being the intention of the parties to prohibit any parties hereto from bringing a suit for partition against the other parties hereto.

Section 13.12. AGREEMENTS WITH AFFILIATES AND THE GMAC LOAN

         (a) DEVELOPMENT AGREEMENTS. The Partnership hereby ratifies and agrees that the Properties shall be developed by Capital Senior Development, Inc. ("Developer") pursuant to the existing Development Agreements with the Partnership containing terms and conditions that have been approved by the Partners. The Partnership also ratifies and agrees to the terms and conditions in the Development and Turnkey Services Agreement by and between the Partnership and Capital Senior Development, Inc. At its sole and absolute discretion, LB, on its own behalf or on behalf of the Partnership, may terminate and replace the Developer for cause, as defined in the relevant Development Agreement.

         (b) ASSET MANAGEMENT AND LEASING AGREEMENT. The Partnership hereby ratifies and agrees that the Properties shall be managed and leased by Capital Senior Living, Inc. ("Property Manager") pursuant to the existing Management Agreements with the Partnership containing terms and conditions that have been approved by the Partners. At its sole and absolute discretion, LB, on its own behalf or on behalf of the Partnership, may terminate and replace a Property Manager (i) at any time for cause as defined in each Management Agreement and
(ii) without cause in LB's sole and absolute discretion at any time after the second anniversary of the date of this Agreement.

         (c) GMAC LOAN. The Partners hereby ratify and agree that the Partnership will borrow from the Standby Lender, the GMAC Loan of not more than $50,000,000 pursuant to the Loan Documents for the purpose of refinancing the cost of acquiring, developing and operating the Properties. The Partners acknowledge and agree that the Partnership has previously executed a commitment letter for each of the Properties (collectively, "Commitment Letters") with the Standby Lender relating to the GMAC Loan secured by the Properties. The Partners hereby ratify and approve the Commitment Letters and agree that the General Partner shall have authority on behalf of the Partnership to enter into, execute, deliver and perform the Loan Documents with respect to the GMAC Loan. The terms, conditions and provisions of the Loan Documents, as set forth in the Commitment Letters, are hereby approved as a Major Decision under Section 7.2. TSL shall use its good faith efforts to cause the Partnership to comply with all covenants or requirements of the Loan Documents to the extent that the Partnership has the financial and other resources available to do so. The Partners acknowledge and agree that LB shall have no responsibility for providing any guaranties or other agreements in connection with the GMAC Loan or other financing obtained by the Partnership.

Section 13.13. NON-COMPETE OF GENERAL PARTNER

         TSL agrees that as long as it is the general partner of the Partnership and for one (1) year after TSL is no longer the general partner of the Partnership, neither TSL nor its Affiliates will acquire, own, develop, complete the development of, or manage any senior living facility providing the same or comparable level of services as any senior living facility owned or leased by the Partnership within a seven and one-half mile radius of a senior living facility owned or leased by the Partnership.

Section 13.14. LITIGATION WITHOUT TERMINATION

         Each Partner shall be entitled to maintain, on its own behalf or on behalf of the Partnership, any action or proceeding against any other Partner or the Partnership (including, without limitation, any action for damages, specific performance or declaratory relief) for or by reason of the breach by such party of this Agreement or any other agreement entered into in connection with this Agreement, notwithstanding the fact that any or all of the parties to such proceeding may then be Partners in the Partnership, and without dissolving the Partnership as a limited partnership.

Section 13.15. ATTORNEYS' FEES

         If the Partnership or any Partner obtains a judgment against any other Partner by reason of breach of this Agreement or failure to comply with the provisions hereof, reasonable attorneys' fees as fixed by the court shall be included in such judgment.

Section 13.16. CUMULATIVE REMEDIES

         No remedy conferred upon the Partnership or any Partner pursuant to this Agreement is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity or by statute (subject, however, to the limitations expressly herein set forth).

                         [REMAINDER OF PAGE LEFT BLANK]

                  SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
         AGREEMENT OF LIMITED PARTNERSHIP OF TRIAD SENIOR LIVING I, L.P.

                                GENERAL PARTNER:

                                Triad Senior Living, Inc.,
                                a Texas corporation

                                By:    /s/ Blake N. Fail
                                       ----------------------------------------
                                Name:  Blake N. Fail
                                       ----------------------------------------
                                Title: President
                                       ----------------------------------------

                                LIMITED PARTNERS:

                                LB Triad Inc.,
                                a Delaware corporation

                                By:    /s/ Christopher S. McKenna
                                       ----------------------------------------
                                Name:  Christopher S. McKenna
                                       ----------------------------------------
                                Title: Authorized Signatory
                                       ----------------------------------------

                                Capital Senior Living Properties, Inc.
                                a Texas corporation

                                By:    /s/ David R. Brickman
                                       ----------------------------------------
                                Name:  David R. Brickman
                                       ----------------------------------------
                                Title: Vice President
                                       ----------------------------------------

                                WITHDRAWING LIMITED PARTNER:

                                /s/ Blake N. Fail
                                -----------------------------------------------
                                Blake N. Fail

         The undersigned is signing this Agreement solely for the purpose of signifying his agreement to comply with the provisions of Article XI of this Agreement.

                                /s/ Blake N. Fail
                                -----------------------------------------------
                                Blake N. Fail

                                    EXHIBIT A

                              PROPERTY DESCRIPTIONS


                                 [SEE ATTACHED]

                                    EXHIBIT B


                              CAPITAL CONTRIBUTIONS

                                                                     REGULAR       CONDITIONS STATED
                                                                    PERCENTAGE     IN SECTION 8.2(j)
                                           CAPITAL CONTRIBUTIONS     INTEREST     HAVE BEEN SATISFIED
                                           ---------------------    ----------    -------------------
GENERAL PARTNER

Triad Senior Living, Inc.                          $1.00                1%                1%
4312 Mockingbird Lane
Dallas, Texas 75205
Attention: Blake N. Fail

LIMITED PARTNERS

LB Triad Inc.                                   $12,000,000             80%               0%
3 World Financial Center
New York, New York 10285
Attention: Karen E. Blakely

Capital Senior Living Properties, Inc.          $3,000,000              19%               99%
14160 Dallas Parkway
Suite 300
Dallas, Texas  75240
Attention:  David R. Brickman, Esq.


                                    EXHIBIT C

                       CERTAIN TAX AND ACCOUNTING MATTERS

                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1. DEFINITIONS. All capitalized terms used herein shall have the meanings assigned to them in the Agreement of Limited Partnership of Triad Senior Living I, L.P. Notwithstanding the foregoing, the following definitions shall be applicable to the following terms as used in this EXHIBIT C of the Agreement:

         (a) "ADJUSTED NET INCOME OR LOSS" of the Partnership derived for any Fiscal Year (or portion thereof) shall mean the excess or deficit, as the case may be, of (i) the Gross Income of the Partnership for such period (not including the amount of Gross Income (if any) allocated during such Fiscal Year pursuant to SECTIONS 3.1(a), 3.1(b), 3.1(c), 3.1(d), and 3.1(p) hereof for such period), over (ii) the Deductible Expenses of the Partnership for such period (not including the amount of Deductible Expenses (if any) allocated pursuant to SECTIONS 3.1(e), 3.1(f) and 3.1(p)) hereof for such period) with the following modifications:

                  (i) Any Partnership income that is exempt from federal income tax, and that is not otherwise taken into account in computing Adjusted Net Income or Loss of the Partnership pursuant to this
         SECTION 1.1(a), shall be treated as additional Gross Income and added to the amount otherwise calculated as Adjusted Net Income or Loss under this SECTION 1.1(a).

                  (ii) Any expenditures of the Partnership that are described in section 705(a)(2)(B) of the Code (relating to expenditures of the Partnership that are not deductible for federal income tax purposes in computing taxable income and not properly chargeable to capital), or treated as so described pursuant to section 1.704-1(b)(2)(iv)(I) of the Regulations, and that are not otherwise taken into account in computing Adjusted Net Income or Loss of the Partnership pursuant to this SECTION 1.1(a), shall be treated as additional Deductible Expenses and subtracted from the amount otherwise calculated as Adjusted Net Income or Loss under this
         SECTION 1.1(a).

         (b) "ADJUSTED PROPERTY" shall mean any Partnership asset that has a Book Basis different from its adjusted tax basis. Any asset that is contributed to the Partnership by a Partner shall be an "ADJUSTED PROPERTY" if its Agreed Value is not equal to the Partnership's initial tax basis in such asset. In addition, once the Book Basis of a Partnership asset is adjusted pursuant to SECTION 2.4 hereof, such asset shall thereafter be an "ADJUSTED PROPERTY."

         (c) "AGREED VALUE" of any asset contributed by a Partner to the Partnership shall mean the fair market value thereof (determined without regard to section 7701(g) of the Code) as of the date of such contribution and as reasonably determined by the General Partner.

         (d) "BOOK BASIS" of any asset of the Partnership shall be determined in accordance with the rules of SECTION 2.4.

         (e) "BOOK DEPRECIATION" in respect of any Partnership asset for any Fiscal Year shall mean the product of (i) the depreciation, cost recovery or other amortization deduction allowable to the Partnership for federal income tax purposes in respect of such asset for such Fiscal year, multiplied by (ii) a fraction, the numerator of which is the Book Basis of such asset as of the beginning of such Fiscal Year (or the date of acquisition if the asset is acquired during such Fiscal Year) and the denominator of which is the adjusted tax basis of such asset as of the beginning of such Fiscal Year (or the date of acquisition if the asset is acquired during such Fiscal Year). If the denominator of the fraction described in clause (ii) above is zero, "BOOK DEPRECIATION" in respect of such asset shall be determined under any reasonable method selected by the General Partner.

         (f) "BOOK GAIN OR LOSS" realized by the Partnership in respect of any asset of the Partnership in connection with the disposition of such asset shall mean the excess (or deficit) of (i) the amount realized by the Partnership in connection with such disposition (as determined under section 1001 of the Code) over (ii) the then Book Basis of such asset. If the Book Basis is adjusted pursuant to SECTION 2.4, any increase or decrease in Book Basis of the assets as a result of the adjustment shall be treated as Book Gain or Book Loss, as the case may be, and shall be allocated among the Partners pursuant to SECTION 3.1 of this EXHIBIT C.

         (g) "CAPITAL ACCOUNT" shall have the meaning assigned such term in SECTION 2.1 hereof.

         (h) "DEDUCTIBLE EXPENSES" of the Partnership for any Fiscal Year (or portion thereof) shall mean all items, as calculated for book purposes, which are allowable as deductions to the Partnership during such period under federal income tax accounting principles (including Book Depreciation).

         (i) "FISCAL YEAR" shall mean the fiscal year of the Partnership adopted under SECTION 8.1 of the Agreement.

         (j) "GROSS INCOME" of the Partnership for any Fiscal Year (or portion thereof) shall mean the gross income of the Partnership derived from all sources (other than from capital contributions and loans to the Partnership and other than Book Gain or Loss from a Terminating Capital Transaction) during such period, as calculated for book purposes in accordance with federal income tax accounting principles.

         (k)      "IRS" shall mean the United States Internal Revenue Service.

         (l) "LIQUIDATION" of a Partner's interest in the Partnership shall mean and shall be deemed to occur upon the earlier of (i) the date upon which the Partnership is terminated under section 708(b)(1) of the Code; (ii) the date upon which the Partnership ceases to be a going concern (even though it may continue in existence for the limited purpose of winding up its affairs, paying its debts and distributing any remaining Partnership assets to the Partners); or (iii) the date upon which there is a liquidation of the Partner's interest in the Partnership (but the Partnership is not terminated) under section 1.761-1(d) of the Regulations.

         (m) "MODIFIED 752 SHARE OF RECOURSE DEBT" of any Partner shall mean, as of any date, the amount (if any) of economic risk that such Partner is treated, as of such date, as bearing with respect to Recourse Debt under section 1.752-2 of the Regulations (assuming the Partnership constructively liquidates on such date within the meaning of section 1.752-2(b) of the Regulations except that, for purposes of such section 1.752-2(b), all of the assets of the Partnership shall be deemed thereunder to be transferred in fully taxable exchanges for an aggregate amount of cash consideration equal to their respective Book Bases and such consideration shall be deemed thereunder to be used, in the appropriate order of priority, in full or partial satisfaction of the liabilities of the Partnership).

         (n) "NONRECOURSE DEDUCTIONS" of the Partnership shall have the meaning ascribed to such term in section 1.704-2(b)(1) of the Regulations.

         (o) "NONRECOURSE LIABILITY" of the Partnership shall have the meaning ascribed to such term in section 1.704-2(b)(3) of the Regulations.

         (p) "NONRECOURSE MINIMUM GAIN" of the Partnership shall mean the amount of "minimum gain" of the Partnership that is attributable to Nonrecourse Liabilities (as determined under section 1.704-2(b)(2) of the Regulations). A Partner's share of such "NONRECOURSE MINIMUM GAIN" shall be calculated in accordance with the provisions of section 1.704-2(g) of the Regulations.

         (q) "OPERATIONS" shall mean all revenue producing activities of the Partnership other than activities relating to a Capital Transaction that occur in connection with the dissolution of the Partnership.

         (r) "PARTNER MINIMUM GAIN" of the Partnership shall mean the amount of "minimum gain" of the Partnership that is attributable to Partner Nonrecourse Debt (as determined under section 1.704-2(i)(2) of the Regulations). A Partner's share of such "PARTNER MINIMUM GAIN" shall be calculated in accordance with the provisions of section 1.704-2(i)(5) of the Regulations.

         (s) "PARTNER NONRECOURSE DEBT" of the Partnership shall have the meaning ascribed to such term in section 1.704-2(b)(4) of the Regulations.

         (t) "PARTNER NONRECOURSE DEDUCTIONS" of the Partnership shall have the meaning ascribed to such term in section 1.704-2(i)(2) of the Regulations.

         (u) "RECOURSE DEBT" of the Partnership shall mean any liability (or portion thereof) of the Partnership that is neither a Nonrecourse Liability nor a Partner Nonrecourse Debt.

         (v) "REGULATIONS" shall mean the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Code. All references herein to sections of the Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute proposed or final Regulations.

         (w) "RELATED PERSON" shall mean, as to any Partner, any person who is related to such Partner (within the meaning of section 1.752-4(b) of the Regulations).

         (x) "REVALUATION EVENT" shall mean any of the following occurrences: (a) the contribution of money or other property (other than a de minimis amount) by a new or existing Partner to the Partnership as consideration for the issuance of an additional interest in the Partnership and/or increase in Interests; (b) the distribution of money or other property (other than a de minimis amount) by the Partnership to a retiring or continuing Partner as consideration for an interest in the Partnership and/or decrease in Interests; or (c) the liquidation of the Partnership within the meaning of section 1.704-1(b)(2)(ii)(g) of the Regulations.

         (y) "SECTION 704 CAPITAL ACCOUNT" shall have the meaning assigned to such term in SECTION 2.3 hereof.

         (z) "TAX DEPRECIATION" for any Fiscal Year shall mean the amount of depreciation, cost recovery or other amortization deductions allowable to the Partnership for federal income tax purposes for such Fiscal Year.

         (aa) "TAX ITEM" with respect to any asset shall mean any item of income, gain, loss or deduction (including depreciation, cost recovery or amortization) in respect of such asset, as computed for federal income tax purposes.

         (bb) "TAX MATTERS PARTNER" shall have the meaning ascribed to such term in SECTION 4.4(a) hereof.

         (cc) "TAXABLE GAIN OR LOSS" shall mean gain or loss recognized by the Partnership on the sale, exchange or other disposition of any asset of the Partnership as computed for federal income tax purposes.

         (dd) "TERMINATING CAPITAL TRANSACTION" means any transaction not in the ordinary course of business, and that in accordance with GAAP is capital in nature and is entered into in connection with or will result in the dissolution, winding up and termination of the Partnership.


                                   ARTICLE II

                                CAPITAL ACCOUNTS
                                       AND
                          SECTION 704 CAPITAL ACCOUNTS

         Section 2.1. CAPITAL ACCOUNTS. A separate "CAPITAL ACCOUNT" (herein so called) shall be maintained for each Partner in accordance with the capital accounting rules of section 1.704-1(b)(2)(iv) of the Regulations. Each
Partner shall have only one Capital Account, regardless of the number or classes of interests in the Partnership owned by such Partner and regardless of the time or manner in which such interests were acquired by such Partner. Pursuant to the basic rules of section 1.704-1(b)(2)(iv) of the Regulations, the balance of each Partner's Capital Account:

         (a) shall be increased by the amount of money contributed by such Partner (or such Partner's predecessor in interest) to the Partnership (including but not limited to such Partner's

Capital Contributions described in ARTICLE V of the Agreement) and decreased by the amount of money distributed to such Partner (or such Partner's predecessor in interest);

         (b) shall be increased by the fair market value (determined without regard to section 7701(g) of the Code) of each property contributed by such Partner (or such Partner's predecessor in interest) to the Partnership (net of liabilities secured by such property that the Partnership is considered to assume or take subject to under section 752 of the Code), and decreased by the fair market value (determined without regard to section 7701(g) of the Code) of each property distributed to such Partner (or such Partner's predecessor in interest) by the Partnership (net of liabilities secured by such property that such Partner is considered to assume or take subject to under section 752 of the Code);

         (c) shall be increased by the amount of Adjusted Net Income or item of income or gain or Book Gain allocated to such Partner (or such Partner's predecessor in interest) pursuant to SECTION 3.1 hereof;

         (d) shall be decreased by the amount of Adjusted Net Loss or item of loss or deduction or Book Loss allocated to such Partner (or such Partner's predecessor in interest) pursuant to SECTION 3.1 hereof; and

         (e) shall be otherwise adjusted in accordance with the other capital account maintenance rules of section 1.704-1(b)(2)(iv) of the Regulations.

The foregoing provisions of this SECTION 2.1 and the other provisions of this EXHIBIT C relating to the maintenance of Capital Accounts are intended to comply with section 1.704-1(b) of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. The Partners shall also make any appropriate modification if unanticipated events might otherwise cause this EXHIBIT C and the Agreement not to comply with such Regulations. If any Interest is transferred pursuant to the terms of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Interest.

         Section 2.2. ADDITIONAL PROVISIONS REGARDING CAPITAL ACCOUNTS.

         (a) If a Partner pays any indebtedness of the Partnership, such payment shall be treated as a contribution by that Partner to the capital of the Partnership and the Capital Account of such Partner shall be increased by the amount so paid by such Partner.

         (b) Except as specifically provided in the Agreement, no Partner may contribute capital to, or withdraw capital from, the Partnership.

         (c) A loan by a Partner to the Partnership shall not be considered a contribution of money to the capital of the Partnership, and the balance of such Partner's Capital Account shall not be increased by the amount so loaned. No repayment of principal or interest on any such loan, or reimbursement made a Partner with respect to advances or other payments made by a such Partner on behalf of the Partnership or payments of fees to a Partner or Related Person to such Partner which are made by the Partnership shall be considered a return of capital or in any manner affect the balance of such Partner's Capital Account.

         (d) No Partner with a deficit balance in its Capital Account shall have any obligation to the Partnership, any other Partner, or any third party to restore said deficit balance. Notwithstanding any other provision of this Agreement to the contrary, upon liquidation of a Partner's partnership interest (whether or not in connection with a liquidation of the Partnership), no Partner shall have any liability to restore any deficit in its Capital Account except for, upon the liquidation of TSL's interest in the Partnership, if TSL has a deficit balance in its Capital Account following such liquidation, as determined after taking into account all adjustments to the Capital Accounts for the taxable year during which such liquidation occurs, TSL shall be required to immediately contribute cash to the Partnership in an amount equal to the lesser of (i) such deficit capital account balance or (ii) the amount of actual cash distributions to TSL during the term of the Partnership (determined without taking into account any amounts paid to any party pursuant to Section 7.10 of the Agreement). In addition, no allocation to any Partner of any loss, whether attributable to depreciation or otherwise, shall create any asset of or obligation to the Partnership, even if such allocation reduces a Partner's Capital Account or creates or increases a deficit in such Partner's Capital Account; it is also the intent of the Partners that no Partner shall be obligated to pay any such amount to or for the account of the Partnership or any creditor of the Partnership.

         (e) No interest will be paid on any capital contributed to the Partnership or the balance in any Partner's Capital Account.

         Section 2.3. SECTION 704 CAPITAL ACCOUNTS. A "SECTION 704 CAPITAL ACCOUNT" (herein so called) shall be determined and maintained for each Partner throughout the term of the Agreement. The balance of a Partner's
Section 704 Capital Account shall be equal to such Partner's Capital Account balance (as determined after giving effect to all adjustment attributable to allocations of Partnership income, gain, loss, deduction and credits and contributions and distributions of money and property effected prior to such determination), modified as follows:

         (a) decreased by the amount (if any) of cash that reasonably is expected to be distributed to such Partner, but only to the extent that the amount thereof exceeds any offsetting increase in such Partner's Section 704 Capital Account that reasonably is expected to occur during (or prior to) the Fiscal Year during which such distribution reasonably is expected to be made (as determined under section 1.704-1(b)(ii)(d) of the Regulations);

         (b) decreased by the amount (if any) of loss and deduction that reasonably is expected to be allocated to such Partner pursuant to section 704(e)(2) or 706(d) of the Code or section 1.704-1(b)(2)(ii) of the Regulations (as determined under section 1.704-1(b)(2)(ii)(d) of the Regulations);

         (c) increased by the amount (if any) of such Partner's share of the Nonrecourse Minimum Gain of the Partnership; and

         (d) increased by the amount (if any) of such Partner's share of the Partner Minimum Gain of the Partnership.

         Section 2.4. ADJUSTMENT OF BOOK BASIS. Book Basis with respect to any asset of the Partnership is the asset's adjusted tax basis for federal income tax purposes, except as follows:

         (a) The initial Book Basis of any asset contributed to the Partnership by a Partner shall be the fair market value of the assets as of the date of contribution as agreed upon by the contributing Partner and the Partnership.

         (b) The Book Basis of each asset shall be its respective fair market value as reasonably determined by the General Partner, as of a Revaluation Event.

         (c) The Book Basis of each asset distributed to any Partner will be the fair market value of the asset as reasonably determined by the General Partner as of the date of determination.

         (d) The Book Basis of each asset will be increased or decreased to reflect any adjustment to the adjusted tax basis of the asset under section 734(b) or 743(b) of the Code, but only to the extent that the adjustment is taken into account in determining Capital Account balances under section 1.704-1(b)(2)(iv)(M) of the Regulations, provided that the Book Basis will not be adjusted hereunder to the extent that an adjustment under SECTION 2.4(b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment under this SECTION 2.4(d).

Book Basis will be adjusted by Book Depreciation, and Book Gain or Book Loss on a disposition of any asset shall be determined by reference to such asset's Book Basis as adjusted herein.


                                   ARTICLE III

                         ALLOCATIONS OF PROFIT AND LOSS

         Section 3.1. ALLOCATION OF ITEMS OF PROFIT AND LOSS. Subject to the provisions of ARTICLE IV hereof, the Partnership's Gross Income, items of loss or deduction and Adjusted Net Income or Loss and Book Gain or Loss for each Fiscal Year shall be allocated to the Partners as follows and in the following order of priority (after giving effect to all Capital Account adjustments attributable to contributions and distributions of money and property, but prior to distributions of money and property made pursuant to SECTION 10.4 of the Agreement):

         (a) Pursuant to section 1.704-2(f) of the Regulations (relating to minimum gain chargebacks), if there is a net decrease in Nonrecourse Minimum Gain of the Partnership for such Fiscal Year (or if there was a net decrease in Nonrecourse Minimum Gain for a prior Fiscal Year and the Partnership did not have sufficient amounts of income during prior Fiscal Years to allocate to the Partners under this SECTION 3.1(a)), then Gross Income shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this SECTION 3.1 for such Fiscal Year, to each Partner in an amount equal to such Partner's share of the net decrease in such minimum gain (as determined under section 1.704-2(g) of the Regulations).

         (b) Pursuant to section 1.704-2(i)(4) of the Regulations (relating to minimum gain chargebacks) if there is a net decrease in Partner Minimum Gain of the Partnership for such Fiscal

Year (or if there was a net decrease in Partner Minimum Gain for a prior Fiscal Year and the Partnership did not have sufficient amounts of income during prior Fiscal Years to allocate to the Partners under this SECTION 3.1(b)), then Gross Income shall be allocated, before any other allocation is made pursuant to the succeeding provisions of this SECTION 3.1 for such Fiscal Year, to each Partner with a share of such minimum gain as of the first day of such Fiscal Year in an amount equal to such Partner's share of the net decrease in such Partner Minimum Gain (as determined under section 1.704-2(i)(5) of the Regulations).

         (c) A Partner who unexpectedly receives any adjustment, allocation or distribution described in section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations will be specially allocated items of income or gain (after the allocations required by SECTION 3.1(a) and SECTION 3.1(b) hereof but before any other allocations required by this SECTION 3.1) in an amount and in the manner sufficient to eliminate any deficit balance in his Section 704 Capital Account (for this purpose, a Partner's Section 704 Capital Account shall be increased by the amount (if any) that such Partner is treated as being obligated to contribute subsequently to the capital of the Partnership (as determined under section 1.704-1(b)(2)(ii)(c) of the Regulations) and, without duplication of any amount previously described in this sentence, shall be increased by the amount (if any) of such Partner's Modified 752 Share of Recourse Debt) as quickly as possible; provided, however, that an allocation shall be made pursuant to this SECTION 3.1(c) only if and to the extent that such Partner would have a deficit balance in his Section 704 Capital Account after all allocations in this SECTION 3.1 have been tentatively made as if this SECTION 3.1(c) were not in this Exhibit. This SECTION 3.1(c) is intended to satisfy the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

         (d)      Except as required by SECTION 3.1(a), SECTION 3.1(b) and
SECTION 3.1(c), each Partner who has a deficit balance in its Capital Account (for this purpose, a Partner's Capital Account shall be increased by (A) the amount (if any) that a Partner is obligated to contribute subsequently to the capital of the Partnership under the Agreement or this Exhibit (including
SECTION 2.2(d) of this Exhibit) or is treated as being obligated to contribute subsequently to the capital of the Partnership (as determined under section 1.704-1(b)(2)(ii)(c) of the Regulations); (B) the amount (if any) of such Partner's share of the Nonrecourse Minimum Gain of the Partnership; and (C) the amount (if any) of such Partner's share of the Partner Minimum Gain of the Partnership) at the end of the taxable year will be specially allocated items of income or gain in the amount of the deficit as quickly as possible; provided, however, that an allocation shall be made pursuant to this SECTION 3.1(d) only if and to the extent that such Partner would have a deficit balance in its Capital Account after all allocations in this SECTION 3.1 have been tentatively made as if this SECTION 3.1(d) were not in this Exhibit and
SECTION 3.1(d) shall be applied before SECTION 3.1(c).

         (e) All Partner Nonrecourse Deductions attributable to a Partner Nonrecourse Debt shall be allocated to the Partner that is treated (under section 1.704-2(b)(4) of the Regulations) as bearing the economic risk of loss for such debt.

         (f) All Nonrecourse Deductions of the Partnership shall be allocated to the Partners, pro rata in accordance with their respective Percentage Interests.

         (g) Any Adjusted Net Income realized by the Partnership for such year shall be allocated among the Partners as follows and in the following order of priority:

              (i) FIRST: Adjusted Net Income shall be allocated to the General Partner until the aggregate Adjusted Net Income allocated under this SECTION 3.1(g)(i) for the current and prior years equals the aggregate amount of Adjusted Net Loss allocated to the General Partner under SECTION 3.1(h)(ii) for the current and prior years; and then

              (ii) SECOND: To LB until the cumulative amount allocated under this Section 3.1(g)(ii) for the current and prior years is equal to the sum of the cumulative Adjusted Net Loss allocated to LB for all prior years under Section 3.1(h)(viii); and then

              (iii) THIRD: To LB until the aggregate amount allocated under this Section 3.1(g)(iii) is equal to the sum of (A) the cumulative 15% Preferred Return distributable under Section 8.2(a) and (c) plus
         (B) the cumulative Adjusted Net Loss allocated for all prior years under Section 3.1(h)(vii); and then

              (iv) FOURTH: To TSL and CSL, in proportion to and to the extent of the excess, if any of their respective sum of (A) the cumulative Adjusted Net Loss allocated to the Partner under Section 3.1(h)(vi) for all prior years over (B) the cumulative Adjusted Net Income allocated to the Partner under this Section 3.1(g)(iv) for the current and all prior years; and then

              (v) FIFTH: To TSL and CSL, in proportion to and to the extent of the excess, if any, of (1) their respective sum of (A) the cumulative 15% Preferred Return distributable to the Partner under
         Section 8.2(e) plus (B) the cumulative Adjusted Net Loss allocated to the Partner under Section 3.1(h)(v) for all prior years over (2) the cumulative Adjusted Net Income allocated to the Partner under this
         Section 3.1(g)(vi) for the current and all prior years; and then

              (vi) SIXTH: To LB until the cumulative amount allocated under this Section 3.1(h)(vi) is equal to the sum of (A) the cumulative amount distributable to LB under Section 8.2(g) plus (B) the cumulative Adjusted Net Loss allocated to LB under Section 3.1(h)(iv) for the prior years; and then

              (vii) SEVENTH: To TSL and CSL, in proportion to and to the extent of the excess, if any of their respective sum of (A) the cumulative Adjusted Net Loss allocated to the Partner under Section 3.1(h)(iii) for all prior years over (B) the cumulative Adjusted Net Income allocated to the Partner under this Section 3.1(g)(vii) for all current and all prior years; and then

              (viii) EIGHTH: To TSL and CSL, in proportion to and to the extent of the excess, if any, of (1) their respective sum of (A) the cumulative 15% Preferred Return distributable to the Partner under
         Section 8.2(h) plus (B) the cumulative Adjusted Net Loss allocated to the Partner under Section 3.1(h)(ii) for all prior years over (2) the cumulative Adjusted Net

         Income allocated to the Partner under this Section 3.1(g)(viii) for the current and all prior years; and then

              (ix) NINTH: To the Partners in proportion to their respective Percentage Interests.

For purposes of the allocation pursuant to this subsection, Percentage Interests shall be determined as if cash distributions equal to all allocations of net income have actually been made.

         (h) Any Adjusted Net Loss realized by the Partnership for such year shall be allocated among the Partners as follows and in the following order of priority:

              (i) FIRST: Adjusted Net Loss to the Partners, in proportion to and to the extent of the excess, if any, of (1) the cumulative Adjusted Net Income allocated to each Partner pursuant to Section 3.1(g)(ix) for all prior years, over (2) the cumulative Adjusted Net Loss allocated to such Partner pursuant to this Section 3.1(h)(i) for the current and all prior years; and then

              (ii) SECOND: Adjusted Net Loss to TSL and CSL, in proportion to and to the extent of the excess, if any, of (1) the cumulative Adjusted Net Income allocated to each such Partner pursuant to
         Section 3.1(g)(viii) for all prior years, over (2) the cumulative Adjusted Net Loss allocated to such Partner pursuant to this Section 3.1(h)(ii) for the current and all prior years; and then

              (iii) THIRD: Adjusted Net Loss to TSL and CSL, in proportion to and to the extent of their respective positive Section 704 Capital Account balances (reduced by any amount distributable under Section 8.2(e) and (f); and then

              (iv) FOURTH: Adjusted Net Loss to LB in an amount equal to the excess, if any, of the cumulative Adjusted Net Income allocated to LB pursuant to Section 3.1(g)(vi) for all prior years over the cumulative Adjusted Net Loss allocated to LB pursuant to this Section 3.1(h)(iv) for the current and all prior years; and then

              (v) FIFTH: Adjusted Net Loss to TSL and CSL, in proportion to and to the extent of the excess, if any, of (1) the cumulative Adjusted Net Income allocated to each such Partner pursuant to
         Section 3.1(g)(v) for all prior years, over (2) the cumulative Adjusted Net Loss allocated to such Partner pursuant to this Section 3.1(h)(v) for all prior years; and then

              (vi) SIXTH: Adjusted Net Loss to TSL and CSL in proportion to and to the extent of their respective positive Section 704 Capital Account balances until their respective positive Capital Account balances are reduced to zero; and then

              (vii) SEVENTH: Adjusted Net Loss to LB to the extent of the excess, if any, of (1) the cumulative Adjusted Net Income allocated to LB pursuant to Section 3.1(g)(iii) for all prior years, over (2) the cumulative Adjusted Net Loss allocated to such Partner pursuant to this Section 3.1(h)(vii) for all prior years; and then

              (viii) EIGHTH: Adjusted Net Loss to LB until its positive Capital Account balance is reduced to zero; and then

              (ix)   NINTH: Adjusted Net Loss to the General Partner.

For purposes of the allocation pursuant to this subsection, Percentage Interests shall be determined as if cash distributions equal to all allocations of net income have actually been made.

         (i) Notwithstanding any other provision of the Agreement or this Exhibit, from the date that construction commences with respect to a Property (the "Subject Property") to the earlier of (i) the date 18 months following the date that the Partnership receives a Certificate of Occupancy for the Subject Property or (ii) the date which is two years after the date of this Agreement, if LB is still a Limited Partner, all Adjusted Net Loss from the Subject Property shall be allocated under this SECTION3.1(i) to TSL. If LB is a Limited Partner after the second anniversary of the date of the Agreement, then notwithstanding any other provision of the Agreement or this Exhibit, all Adjusted Net Losses from the Subject Property shall be allocated under this
SECTION 3.1(i) to LB. The provisions of this SECTION 3.1(i) shall be applied to each Property of the Partnership on a property-by-property basis.

         (j) Book Gain derived from a Terminating Capital Transactions shall be allocated among the Partners as follows in the following order of priority (after giving effect to all adjustments attributable to allocations made pursuant to the preceding provisions of this SECTION 3.1 for such year):

              (i) FIRST: Book Gain shall be allocated among the Partners having deficit Capital Account balances to the least extent necessary to cause their deficit Capital Account balances to be in the same proportion to one another as are their respective Percentage Interests.

              (ii) SECOND: Book Gain shall be allocated among those Partners having deficit Capital Account balances in accordance with their respective Percentage Interests, to the least extent necessary to cause their Capital Account balances to equal zero.

              (iii) THIRD: After all allocations under Section 3.1(k)(i) through (ii) but before any distributions under Section 8.2 as a result of Section 10.4, Book Gain shall be allocated to LB until LB's positive Capital Account balance is equal to the sum of amounts distributable to LB under Section 8.2(a), (b), (c) and (d); and then

              (iv) FOURTH: After all allocations under Section 3.1(k)(i) through (iii) but before any distributions under Section 8.2 as a result of Section 10.4, Book Gain shall be allocated to CSL and TSL until each of TSL's and CSL's positive Capital Account balance is equal to the sum of the amounts distributable under Section 8.2(e) and (f); provided, however, that if there is not sufficient Book Gain to allocate to cause each such Partner's positive Capital Account balance to equal the sum of the amounts distributable under Section 8.2(e) and (f), then Book Gain shall be allocated among TSL and CSL (to the extent possible and as necessary) so as to cause their respective positive Capital Account balances to be in the same ratio to one another as their respective amounts distributable under
         Section 8.2(e) and (f); and then

              (v) FIFTH: After all allocations under Section 3.1(k)(i) through (iv) but before any distributions under Section 8.2 as a result of Section 10.4, Book Gain shall be allocated to LB until LB's positive Capital Account balance is equal to the sum of the amounts distributable to LB under Section 8.2(a) through (d) plus (g); and then

              (vi) SIXTH: After all allocations under Section 3.1(k)(i) through (v) but before any distributions under Section 8.2 as a result of Section 10.4, Book Gain shall be allocated to CSL and TSL until each of TSL's and CSL's positive Capital Account balance is equal to the sum of the amounts distributable to TSL and CSL under
         Section 8.2(e) and (f) plus (h) and (i); provided, however, that if there is not sufficient Book Gain to allocate to cause each such Partner's positive Capital Account balance to equal the sum of the amounts distributable under Section 8.2(e) and (f) plus (h) and (i), then Book Gain shall be allocated among TSL and CSL (to the extent possible and as necessary) so as to cause so much of their respective positive Capital Account balances in excess of their amount distributable under Section 8.2(e) and (f) to be in the same ratio to one another as their respective amounts distributable under Section 8.2(h) and (i); and then

              (vii) SEVENTH: To the Partners in their sharing ratios as set forth in Section 8.2(j).

         (k) Book Loss derived from a Terminating Capital Transactions shall be allocated among the Partners as follows in the following order of priority (after giving effect to all adjustments attributable to allocations made pursuant to the preceding provisions of this SECTION 3.1 for such year):

              (i) FIRST: Before any distributions under Section 8.2 as a result of Section 10.4, Net Loss shall be allocated in the least amount necessary and to the extent possible so that the Partners' excess balances (as hereinafter defined) are as closely as possible in the same ratio to one another as their sharing ratios as set forth in
         Section 8.2(j), and then to all Partners in proportion to their excess balances until the excess balances are zero. LB's excess balance is defined as the amount, if any, by which its positive Capital Account balance exceeds the sum of the amounts distributable under Section 8.2(a) through (d) and (g). TSL's and CSL's respective excess balance is defined as the amount, if any, by which its positive Capital Account balance exceeds the sum of the amounts distributable to such Partner under Section 8.2(e), (f), (h) and (i); and then

              (ii) SECOND: Before any distributions under Section 8.2 as a result of Section 10.4 and after the allocations under Section 3.1(k)(i), Net Losses shall be allocated to TSL and CSL until their respective positive Capital Account balance is equal to the amounts distributable under Section 8.2(e) and (f); provided, however, that if there is not sufficient Book Loss to allocate to cause each such Partner's positive Capital Account balance to equal the sum of the amounts distributable under Section 8.2(e) and (f), then Book Loss shall be allocated among the Partners (to the extent possible and as necessary) so as to cause so much of their respective positive Capital Account balances in excess of the amount distributable under Section 8.2(e) and (f) to be in the same ratio to one another as their respective amounts distributable under Section 8.2(h) and (i); and then

              (iii) THIRD: Before any distributions under Section 8.2 as a result of Section 10.4 and after the allocations under Section 3.1(k)(i) through (ii), Net Losses shall be allocated to LB until its positive Capital Account balance is equal to the amounts distributable to it under Section 8.2(a) through (d); and then

              (iv) FOURTH: Before any distributions under Section 8.2 as a result of Section 10.4 and after the allocations under Section 3.1(k)(i) through (iii), Net Losses shall be allocated to TSL and CSL until their respective positive Capital Account balance is equal to zero; provided, however, that if there is not sufficient Book Loss to allocate to cause each such Partner's positive Capital Account balance to equal zero, then Book Loss shall be allocated among the Partners (to the extent possible and as necessary) so as to cause their respective positive Capital Account balances to be in the same ratio to one another as their respective amounts distributable under
         Section 8.2(e) and (f); and them

              (v) FIFTH: Before any distributions under Section 8.2 as a result of Section 10.4 and after the allocations under Section 3.1(k)(i) through (iv), Net Losses shall be allocated to LB until its positive Capital Account balance is reduced to zero; and then

              (vi) SIXTH: Before any distributions under Section 8.2 as a result of Section 10.4 and after the allocations under Section 3.1(k)(i) through (v), Net Losses shall be allocated to the General Partner.

         (l) For purposes of determining the nature (as ordinary or capital) of any Partnership profit allocated among the Partners for Federal income tax purposes pursuant to this SECTION 3.1, the portion of such profit required to be recognized as ordinary income pursuant to sections 1245 and/or 1250 of the Code shall be deemed to be allocated among the Partners in accordance with sections 1.1245-1(e)(2) and 1.1250-1(f) of the Regulations.

         (m) The Partners agree that their Percentage Interests represent their respective interest in Partnership profits for purposes of allocating excess nonrecourse liabilities (as defined in section 1.752-3(a)(3) of the Regulations) pursuant to section 1.752-3(a)(3) of the Regulations.

         (n) Notwithstanding any other provision herein to the contrary, no allocation of Adjusted Net Income, Adjusted Net Loss, Book Gain or Book Loss, or items of income, gain, loss and deduction will be made to a Partner if the allocation would not have "economic effect" under section 1.704-1(b)(2)(ii) of the Regulations or otherwise would not be in accordance with the Partners' interests in the Partnership within the meaning of section 1.704-1(b)(3) or section 1.704-2(b)(1) of the Regulations. The General Partner will have the authority to reallocate any item in accordance this SECTION 3.1(o); provided, however, that (a) no such change shall have a material adverse effect upon the amount of cash or other property distributable to any Partner, (b) each Partner shall have 30 days prior notice of such proposed modification and (c) if such proposed modification would be material, the Partnership shall have received an opinion of tax counsel to the Partnership that such modification is necessary to comply with section 704(b) of the Code.

         (o) The allocations set forth in SECTIONS 3.1(a)-(f) (the "REGULATORY ALLOCATIONS") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this SECTION 3.1(p). Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determine(s) appropriate so that after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to SECTIONS 3.1(g)-(l) hereof.

         Section 3.2. ALLOCATION OF TAX ITEMS.

         (a) Except as otherwise provided in the succeeding provisions of this SECTION 3.2, each Tax Item shall be allocated to the Partners in the same manner as each correlative item of income, gain, loss or deduction, as calculated for book purposes, is allocated pursuant to the provisions of
SECTION 3.1 hereof.

         (b) The Partners hereby acknowledge that all Tax Items in respect of Adjusted Property are required to be allocated to the Partners in the same manner as under section 704(c) of the Code (as specified in sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-3 of the Regulations),
and that the principles of section 704(c) of the Code require that such Tax Items must be shared among the Partners so as to take account of the variation between the adjusted tax basis and Book Basis of each such Adjusted Property. Thus, notwithstanding anything in SECTIONS 3.1 or 3.2(a) hereof to the contrary, the Partners' distributive shares of Tax Items in respect of each Adjusted Property shall be separately determined and allocated to the Partners following any permissible method under 1.704-3 of the Regulations reasonably selected by the General Partner, and the Capital Account balances of the Partners shall be adjusted solely for allocations of book items in respect of such assets and shall not be adjusted for their distributive shares of any corresponding Tax Items.

                                   ARTICLE IV

                                  SPECIAL RULES

         Section 4.1. ALLOCATION OF PROFIT AND LOSS AND DISTRIBUTIONS IN RESPECT OF INTERESTS TRANSFERRED.

         (a) If any interest in the Partnership is transferred, or is increased or decreased by reason of the admission of a new Partner or otherwise, during any Fiscal Year, each item of Adjusted Net Income or Loss, and other income and deductions and Book Gain and Book Loss of the Partnership for such Fiscal Year shall be divided and allocated between the Partners in question by taking account of their varying interests in the Partnership during such Fiscal Year on a daily, monthly, or other basis, as determined by the General Partner using any permissible method under section 706 of the Code and the Regulations thereunder.

         (b) Distributions of Partnership assets in respect of an interest in the Partnership shall be made only to the persons or entities who, according to the books and records of the Partnership, are the holders of record of the interests in the Partnership in respect of which such distributions are made on the actual date of distribution. Neither the Partnership nor any Partner shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Partnership or any Partner has knowledge or notice of any transfer or purported transfer of ownership of any interest in the Partnership.

         (c) Notwithstanding any provision above to the contrary, Book Gain or Loss of the Partnership realized in connection with a sale or other disposition of any substantial part of the assets of the Partnership shall be allocated solely to the parties owning interests in the Partnership as of the date such sale or other disposition occurs.

         Section 4.2. TAX RETURNS. The General Partner shall cause to be prepared for each taxable year of the Partnership the federal, state and local income tax returns and information returns, if any, which the Partnership is required to file. Such returns shall be prepared and submitted to the Partners for examination no later than ten (10) days prior to the required filing date (including any extension thereof), together with such additional forms and information as may be required by the Partners in order for the Partners to file returns reflecting the Partnership's operations.

         Section 4.3. TAX ELECTIONS. The Partnership shall make the following elections on the appropriate tax returns:

         (a) to the extent permitted by the Code, to adopt the calendar year as the Partnership's fiscal year;

         (b) to the extent permitted by the Code, to adopt the accrual method of accounting and to keep the Partnership's books and records on the income-tax method;

         (c)  if a distribution of Partnership property as described in section 734 of the Code occurs or if a transfer of Interest as described in section 743 of the Code occurs, on written request of any Partner, to elect, pursuant to section 754 of the Code, to adjust the basis of Partnership properties;

         (d) to elect to amortize the organizational expenses of the Partnership ratably over a period of sixty (60) months as permitted by section 709(b) of the Code; and

         (e) any other election the General Partner with the prior written consent of LB may deem appropriate and in the best interests of the Partners.

Neither the Partnership nor any Partner may make an election for the Partnership to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law. The Partnership intends to be classified as a partnership for federal income tax purposes under section 301.7701-3 of the Regulations. Neither the Partnership nor any Partner may make an election under section 301.7701-3(c) of the Regulations to treat the Partnership as an association taxable as a corporation.

         Section 4.4. TAX MATTERS PARTNER.

         (a) TSL is hereby designated the "Tax Matters Partner" as that term is defined in section 6231(a)(7) of the Code.

         (b) The Tax Matters Partner shall use its best efforts to comply with the responsibilities outlined in sections 6222 through 6232 of the Code and in doing so shall incur no liability to the other Partners. The Tax Matters Partner shall give written notice to each other Partner of all correspon dence and other communications with tax authorities, including the commencement of any audit and the nature and amount of any audit adjustments, and shall not agree or settle the amount of any audit adjustment without the prior written consent of each Limited Partner. Notwithstanding the Tax Matters Partner's obligation to use its best efforts in the fulfillment of its responsibilities, the Tax Matters Partner shall not be required to incur any expenses for the preparation for or pursuance of administrative or judicial proceedings unless the Partners agree on a method for sharing such expenses.

         (c) No Partner shall file, pursuant to section 6227 of the Code, a request for an administrative adjustment of items for any Partnership taxable year without first notifying the other Partners. If the other Partners agree with the requested adjustment, then the Tax Matters Partner shall file the request for administrative adjustment on behalf of the Partner. If unanimous consent is not obtained within thirty (30) calendar days from such notice, or within the period required to timely file the request for administrative adjustment, if shorter, any Partner, including the Tax Matters Partner, may file a request for administrative adjustment on its own behalf.

         (d) Any Partner intending to file a petition under sections 6226, 6228, or other section of the Code with respect to any item or other matter involving the Partnership shall notify the other Partners of such intention and the nature of the contemplated proceeding. In the case where the Tax Matters Partner is the Partner intending to file such petition on behalf of the Partnership, such notice shall be given within a reasonable period of time to allow the other Partners to participate in the choosing of the forum in which such petition will be filed. If the Partners do not agree on the appropriate forum, then the appropriate forum shall be decided by vote of a majority in interest of the Partners. If such a majority cannot agree, then the Tax Matters Partner shall choose the forum. If any Partner intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding provisions of this SECTION 4.4(d), then such Partner shall notify the other Partners of such intended action.

         (e) The provisions of this SECTION 4.4 shall survive the termination of the Partnership or the termination of any Partners's interest in the Partnership and shall remain binding on the Partners for a period of time necessary to resolve with the IRS or the United States Treasury Department the income taxation of the Partnership.

         Section 4.5. INCONSISTENT TREATMENT OF PARTNERSHIP ITEMS. If any Partner intends to file a notice of inconsistent treatment under section 6222(b) of the Code, then such Partner shall give reasonable notice under the circumstances to the other Partners of such intent and the manner in which the Partner's intended treatment of an item is (or may be) inconsistent with the treatment of that item by the other Partners.

                                    EXHIBIT D

                         ADJUSTMENTS IN LOAN AND CAPITAL

                                    EXHIBIT E

                          AGREED VALUE OF EACH PROPERTY

                                    EXHIBIT F

                 REPRESENTATIONS AND WARRANTIES OF TSL REGARDING
                         PARTNERSHIP AND RELATED MATTERS

                  1. EXISTENCE; AUTHORITY. The Partnership is a duly organized and validly existing limited partnership under the laws of the State of Texas and has all requisite partnership power and authority to own and lease its properties and to carry on its business as it is currently being operated and in the places where the Properties owned by the Partnership are owned or leased and such business is conducted.

                  2. NO DEFAULT. Neither the entry into, nor the performance of, nor the compliance with this Agreement, has resulted or will result in any violation of, or invalidate, cancel or make inoperative, or constitute a default under, result in the creation of an Encumbrance or other charge upon any Property or create any rights of termination, cancellation or acceleration in any person under, any charter, bylaw, partnership or joint venture agreement, trust agreement, mortgage, deed of trust, contract, indenture, credit agreement, franchise, permit, judgment, injunction, decree, order, ordinance, statute, rule, regulation, easement, restriction, or other charge, right, or interest applicable to TSL, the Partnership or any Property.

                  3. LITIGATION. There is no pending or, to the knowledge of TSL, threatened litigation or administrative proceedings to which TSL and/or the Partnership is a party and which could (i) adversely affect title to any Property or any part thereof or the ability of any of the parties hereto to perform any of its obligations hereunder or the ability of the Partnership to conduct the business or operations presently conducted by the Partnership or the use of any Property by the Partnership in the manner currently being used by the Partnership; (ii) result in a material adverse change in the business, operations, assets or results of operations of the Partnership; or (iii) otherwise affect any Property in any material respect. The Partnership is not subject to any continuing court or Agency order, writ, injunction or decree applicable to any Property or the business operations of the Partnership, and the Partnership is not in default with respect to any order, writ, injunction or decree of any court or Agency with respect to any Property or its operations.

                  4. ZONING. TSL has not received any written notice of a violation by any Property of any applicable zoning ordinances, rules and regulations, deed restrictions, restrictive covenants, building codes or any other land use controls to which the Property is subject.

                  5. NO BROKERS OR COMMISSIONS. Other than as disclosed on SCHEDULE F-5, TSL has not dealt with any broker, arranger, consultant, agent or finder to whom any commissions or other fees are still owing and there are no commissions or other fees payable to any such party in connection with the transactions contemplated hereunder. Other than as disclosed on SCHEDULE F-5 and except for finders fees or referral fees payable in the ordinary course of operations of the Properties there are no commissions payable to any party in connection with any purchase or lease of any of the Properties, or otherwise relating to the Properties and there are no agreements to pay such commissions with respect to any future transaction.

                  6. TRUE AND CORRECT COPIES. All copies of all certificates and permits, and all other contracts or documents delivered or made available by TSL to LB in connection with the transactions contemplated hereby, the Partnership or any Property are true, correct and, to the extent they purport to be complete, complete copies.

                  7. FINANCIAL INFORMATION. To the knowledge of TSL, all financial statements and other financial information concerning the Properties, the Partnership or TSL delivered to LB as listed in SCHEDULE F-7 fairly and accurately reflect the information purported to be represented thereby. There exists no material liabilities or obligations affecting the Properties or the Partnership or the operation thereof which are not disclosed in the balance sheets attached hereto as SCHEDULE F-7, except for such liabilities and obligations that are adequately covered by insurance or with respect to which adequate reserves have been made.

                  8. EMPLOYMENT ARRANGEMENTS. The Partnership has no employees. There exists no union contracts, collective bargaining agreements, employment contracts, employee benefit plans or arrangements, or similar contracts or agreements, oral or written, pertaining to the Partnership or the Properties or any person employed in connection with the operation of the Properties and under which the Partnership will be obligated.

                  9. NO UNTRUE STATEMENT. No document or certificate prepared by or under the supervision of TSL or to the knowledge of TSL, no document or certificate furnished or to be furnished by TSL pursuant hereto and relating to the Partnership or the Properties contains or will contain, as of the date furnished, any untrue statement of material facts or omits or will omit, as of the date furnished, to state material facts necessary to make the statements or facts contained therein not misleading.

                  10. BANKRUPTCY. There is not pending or, to the knowledge of TSL threatened against any TSL or the Partnership a petition in bankruptcy, whether voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the Federal bankruptcy laws of the United States or of any state thereof, or any other action brought under the aforesaid bankruptcy laws.

                  11. FINANCIAL CONDITION. There has been no material adverse change in the financial condition of the Partnership since the date of the financial statements of the Partnership described on SCHEDULE F-7.

                  12. GOVERNMENTAL ACTION. TSL has not received any written notice of any change in, nor to the knowledge of TSL, is any change contemplated in, any Governmental Requirements applicable to any Property or the Partnership; and TSL has not and to the knowledge of TSL, the Partnership has not received any written notice of any judicial or administrative action applicable to any Property or any action by adjacent landowners affecting any Property, or any natural or artificial conditions upon any Property (or any significant adverse fact or condition relating to any Property or its present use); which in any such case has not been disclosed in writing to LB and which would prevent or limit, impede or materially render more costly the use of such Property as it is presently being used.

                  13. CONDITION OF PROPERTY. To the knowledge of TSL, each Property is undamaged by fire or other hazards not covered by insurance, except that the Thousand Oaks Property under construction in San Antonio, Texas, recently burned and the loss was not fully insured.

                  14. DEFECTS; VIOLATIONS; CONDEMNATION PROCEEDINGS. TSL has not, and to the knowledge of TSL, the Partnership has not received, with respect to any Property, any notice from any insurance company agency or any other party of, nor, to the knowledge of TSL are there any facts or circumstances which give rise to, (i) any condition, defect, or inadequacy affecting such Property that, if not corrected, would result in termination of insurance coverage or increase its cost, (ii) any violation of any restrictive covenant or deed restriction affecting such Property (iii) any pending or threatened condemnation proceedings, or (iv) any proceedings that could or would cause the change, redemption, or other modification of the zoning classification or other legal requirements, applicable to such Property or any part thereof. To the knowledge of TSL, there does not exist any court order or any restriction or restrictive covenant (recorded or otherwise) or other private or public limitation which might adversely affect the use of any Property as it is presently being used except as set forth in the Owners' Policies. TSL has disclosed to LB that there are restrictive covenants that limit the use of certain Properties other than as independent living facilities.

                  15. MECHANIC'S LIENS. As of the date of this Agreement, there are no mechanics' or materialmen's or other statutory liens against any of the Properties that are not adequately reserved for by the Partnership. TSL has disclosed to LB that certain Properties are still under construction and could be subjected to such liens in the future.

                  16. UTILITIES. To the knowledge of TSL, all water, sewer, electric, natural gas, telephone, drainage facilities and all other utilities required for the use of each Property are installed to such Property, are connected with valid permits, comply in all material respects with all Governmental Requirements and are adequate to service such Property for its current use. To the knowledge of TSL, all utilities lines servicing each Property (other than internal lines located within such Property) are (i) located either within the boundaries of such Property or within lands dedicated to the public use, or within recorded easements for such purpose and
(ii) are serviced and maintained by the appropriate public or quasi-public entity. All bonds, deposits, and initial charges for such utilities have been paid in full.

                  17. STREETS AND HIGHWAYS. TSL has not, and to the knowledge of TSL, the Partnership has not received any notice of (a) any existing and, except as set forth in SCHEDULE F-17, there are no proposed plans to widen, modify or realign any street adjoining any Property or (b) any pending or threatened governmental proceeding, or any other fact or condition which would limit or result in the termination of any Property's access to and from public roads.

                  18. PERMITS AND DEPOSITS. To the knowledge of TSL, all permit, deposit or initial charges have been paid in full.

                  19. WASTE DISPOSAL. All garbage, trash or other solid waste from or relating to each Property is being collected on a regular basis and, to the knowledge of TSL, is being properly disposed of in accordance with all applicable Governmental Requirements. All drains have been properly connected to the municipal storm or sanitary sewer lines with the approval of each municipality or the state highway department, as applicable.

                  20. NO NUISANCE. There is no public or private nuisance condition created by TSL or the Partnership currently existing on any Property, and, to the knowledge of TSL, no other public or private nuisance condition currently exists on any Property.

                  21. COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS. All buildings, improvements, utilities and fixtures (including all streets, curbs, sidewalks, sewers and other utilities) forming a part of the Properties and existing on the date of this Agreement have been installed in compliance in all material respects with all Governmental Requirements (other than those pertaining to parking). Permanent certificates of occupancy, all licenses, permits, authorizations and approvals required by all Governmental Authorities having jurisdiction over the Properties which are completed, and the requisite certificates of the local board of fire underwriters (or other body exercising similar functions) have been issued for the buildings and improvements and have been paid for and all of the foregoing are in full force and effect, or if not issued, such failure will not have a material adverse effect on the Properties which are completed.

                  22. PARKING. To the knowledge of TSL, the parking available on each of the Properties is in accordance with all current Governmental Requirements, or TSL or the Partnership shall have obtained all necessary variances or other relief from such Governmental Requirements.

                  23. RENTS AND LEASES. The Rent Rolls for each Property currently occupied, which have been initialed by TSL and delivered to LB pursuant hereto (the "RENT ROLL"), contain a complete and correct list of all Leases setting forth with respect to each of the Leases (i) the type and size of unit covered thereby, (ii) the date thereof, (iii) the term thereof, (iv) the rents and other charges payable thereunder, (v) any rents or other charges in arrears or prepaid thereunder and the period for which such rents and other charges are in arrears or have been prepaid, (vi) the amount of the security deposit thereunder, (vii) the utilities which are furnished as part of the rent, (viii) any brokerage fees or finder's fees payable thereunder and (ix) any material amendments thereto. Except as disclosed in the Rent Roll, (A) there are no other lease or rental agreements for the occupancy of any of the units in the Improvements, (B) no tenant is entitled to any free rent or similar concession other than in the ordinary course of business, (C) no tenant has prepaid rent for more than one (1) month in advance, (D) no material number of tenants are entitled to a refund of any rent or other sums heretofore paid by such tenants (except for security deposits) or to assert any such refund or claim therefor as an offset or defense against the payment of rent hereafter coming due, (E) there are no Leases with an initial term in excess of one (1) year or less than six (6) months, (F) to the knowledge of TSL, all leased premises are actually occupied by the tenant under the lease agreement covering such leased premise, and (G) there are not more than three
(3) units in the Improvements being leased to any one (1) person or entity. No brokerage or leasing commission or other compensation will be due or payable with respect to any of the leases at the Closing or thereafter, except for finders fees or referral fees payable in the ordinary course of operations of the Property. The Leases are in full force and effect and no material number of defaults or breaches on the part of the landlord exists thereunder and to the knowledge of TSL, there are no material number of defaults by the tenant thereunder. The Partnership has good title to the Leases and Rents for each of the

Properties and no other person or entity has any right, title or interest therein, except the rights of the existing lienholders.

                  24. OBLIGATIONS TO TENANTS UNDER LEASES. Except as reflected in the Rent Rolls or in the ordinary course of ongoing activities, there are no unperformed obligations to provide any tenant under any Lease with any painting, repair, alteration, carpeting, appliance or any other equipment or work of any kind, under any Lease or under any other oral or written agreement whatsoever that would excuse such tenant from accepting its premises under the terms of its Lease.

                  25. ENFORCEABILITY OF LEASES. Each of the Leases is in full force and effect in accordance with its terms, provisions and conditions and to the knowledge of TSL, constitutes the legal, valid, binding and enforceable obligation of the tenant thereunder. To the knowledge of TSL, no tenant is in material default thereunder, except as shown on the Rent Roll. To the knowledge of TSL, no material number of tenants under the Leases has any pending litigation, offsets or counterclaims against the Partnership which, if successfully asserted, would reduce the rent payable thereunder or result in the cancellation or termination thereof.

                  26. AGREEMENTS TO ACQUIRE OR POSSESS THE PROPERTY. No person, firm, corporation or other entity except the Property Manager has any right or option to acquire any Property, or any part thereof, from the Partnership. Except as reflected within the Permitted Encumbrances, the Partnership has not entered into any agreement with any person, firm, corporation or entity granting the right to possess all or any portion of any Property, other than tenants in possession pursuant to the Leases described in the Rent Roll.

                  27. UNFULFILLED BINDING COMMITMENTS. TSL has no knowledge of any commitments made by the Partnership or TSL to any Governmental Authority, utility company, school board, church or other religious body, or any homeowners or homeowners' association, or any other organization, group or individual, relating to any Property which would impose an obligation upon the Partnership or its successors or assigns to make any contribution or dedications of money or land or to construct, install or maintain any improvements of a public or private nature on or off such Property. To the knowledge of TSL, no Governmental Authority has imposed any requirement that any developer of any Property pay directly or indirectly any fees or contributions relating to a specific Property or incur any expenses or obligations in connection with any development of such Property or any part thereof. The provisions of this SECTION shall not apply to any regular or nondiscriminatory local real estate or school taxes assessed against any Property.

                  28. SERVICE CONTRACTS, LEASES, ETC. TSL has provided LB with complete and correct copies of all Service Contracts, Leases and Personal Property Leases, in each case that involve payments by or to the Partnership of more than $50,000 per year or that have a term of more than 12 months at the time of the determination. There are no other contracts other than the Service Contracts, the Leases, the Personal Property Leases and the Permitted Encumbrances affecting the Properties or the operation thereof.

                  29.      ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES.

                  No Hazardous Materials have been released into the environment, or deposited, discharged, placed or disposed of at, on, from or under any Property by the Partnership, TSL, or, to the knowledge of TSL, by any other party in violation of Hazardous Materials Laws, and to the knowledge of TSL, there has occurred no such release, deposit, discharge, placement or disposal in violation of Hazardous Materials Laws. Since the Partnership acquired any Property, no portion of the Property has been used for the disposal, storage, treatment, processing or other handling of Hazardous Materials and no Hazardous Materials have been placed or located on any Property by TSL, the Partnership or to the knowledge of TSL by any other party. To the knowledge of TSL, prior to its acquisition by the Partnership, no part of any Property has ever been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials. No Hazardous Materials Contamination or Hazardous Substance Activity has occurred on any Property since its acquisition by the Partnership, or to the knowledge of TSL, prior to its acquisition by the Partnership.

                  To the knowledge of TSL, (i) no property adjoining any Property has been used for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials, and (ii) no property adjoining any Property is affected by Hazardous Materials Contamination.

                  No asbestos or asbestos-containing materials have been placed on or in any Property by the Partnership or TSL or to the knowledge of TSL, by any other party and to the knowledge of TSL, no asbestos or asbestos-containing materials are present on or in any Property.

                  No polychlorinated biphenyls have been placed on any Property by the Partnership or TSL and to the knowledge of TSL, no polychlorinated biphenyls are present on any Property.

                  No underground storage tanks have been placed on or under any Property by the Partnership or TSL, and to the knowledge of TSL, no underground storage tanks are present on or under any Property.

                  TSL has not, and to the knowledge of TSL, the Partnership has not received any written notice of any administrative order or notice, consent order and agreement, litigation or settlement with respect to Hazardous Materials or Hazardous Materials Contamination or Hazardous Substance Activity with respect to any Property, nor to the knowledge of TSL, is any such action proposed or threatened with respect to any Property. TSL has not, and to the knowledge of TSL, the Partnership has not received any written notice nor does TSL have any knowledge of any such action regarding any property adjacent to any Property. To the knowledge of TSL, no investigation with respect to the Hazardous Materials or Hazardous Materials Contamination is proposed, threatened or anticipated with respect to any Property. Neither the Partnership nor TSL has violated any Governmental Requirement relating to Hazardous Materials with respect to any Property and TSL has not, and to the knowledge of TSL, the Partnership has not received any written notice that any other party has violated any Governmental Requirements relating to Hazardous Materials with respect to any Property. To the knowledge of TSL, no condition occurred on any Property prior to its Acquisition Date which is or was in violation of any applicable Governmental Requirements relating to Hazardous Materials. Neither the Partnership nor TSL has received any communication from or on behalf of any Governmental Authority or any other person or entity indicating that any applicable Governmental Requirements relating to Hazardous Materials have been or may have been violated with respect to any Property. To the knowledge of TSL, none of the Properties is anticipated or threatened to be placed on any federal or state "Superfund" or "Superlien" list. Neither the Partnership nor TSL has received any notice of any third party claims regarding damage to property or persons resulting from any Hazardous Materials Contamination or Hazardous Substance Activity affecting any Property.

                  TSL has not, and to the knowledge of TSL, the Partnership has not received any written notice from any tenants regarding the existence of Hazardous Materials on any Property. TSL has not, and to the knowledge of TSL, the Partnership has not received any written notice of a threat of release of Hazardous Materials from or into any Property.

                  To the knowledge of TSL, the Partnership has obtained all governmental approvals required by any applicable Hazardous Materials Laws for the operation of the Properties owned by the Partnership.

                  TSL has not and to the knowledge of TSL, the Partnership has not received any notice that either the Partnership or TSL (i) has any liability for response or corrective action, natural resource damage, or other liability pursuant to CERCLA, RCRA or any other Hazardous Materials Laws, and
(ii) is currently subject to or is currently required to give any notice of any environmental claim or release of Hazardous Materials involving the Partnership or its Properties.

                  To the knowledge of TSL, none of the Properties is subject to any restriction on the ownership, occupancy, use or transferability of the Property in connection with any (i) Hazardous Materials Laws or (ii) release, threatened release, treatment, management, storage, handling, recycling or disposal of a Hazardous Material.

                  Notwithstanding anything to the contrary contained in this paragraph F-29, each of the representations and warranties contained in this paragraph F-29 is qualified and limited by, and expressly made subject to the information contained in the environmental reports (the "ENVIRONMENTAL REPORTS") listed in SCHEDULE F-29 attached hereto. LB represents and warrants to TSL that SCHEDULE F-29 lists all of the environmental reports received from consultants engaged by LB in connection with its due diligence investigation of the Properties and TSL warrants and represents to LB that SCHEDULE F-29 lists all of the environmental reports provided by TSL to LB for LB's review and information.

                  30. DUE ORGANIZATION AND QUALIFICATION OF TSL. TSL is a corporation duly organized and validly existing under the laws of the State of Texas.

                  31. POWER AND AUTHORITY. The execution, delivery and performance of this Agreement and all other agreements by and among TSL and other parties contemplated hereby that have been executed and delivered on or before the date of this Agreement ("TSL Transaction Documents"), and the consummation by TSL of the transactions contemplated hereby and thereby, have been duly authorized and no further action or approval will be required in order to permit TSL to perform such obligations and consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other TSL Transaction Documents, when executed and delivered in accordance with the terms thereof, will constitute the legal, valid and binding obligations of TSL, enforceable in accordance with their terms. TSL has full power, authority and legal right to enter into this Agreement and all other TSL Transaction Documents, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all other TSL Transaction Documents, and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not (i) violate any order, writ, injunction or decree to which TSL is a party or by which any of the Properties is bound or affected or (ii) result in the violation of any provisions of law applicable to Fail or the Partnership.

                  32. TITLE. TSL has delivered to LB full and complete copies of (i) all existing policies of title insurance issued in the name of the Partnership for each Property, including all riders, schedules supplements and endorsements thereto describing all Encumbrances on each Property and all exceptions, limitations and qualifications with respect to such title insurance (individually "Owner's Title Policy" and collectively "Owner's Title Policies") and (ii) a current "date down" title report for each Property showing the Partnership as the sole owner of such Property and specifically identifying all Encumbrances against such Property that have been recorded in the appropriate jurisdiction for each Property since the date of the applicable Owner's Title Policy through and including the date hereof (the "Updated Reports").

                                    EXHIBIT G

                 REPRESENTATIONS AND WARRANTIES OF CSL REGARDING
                         PARTNERSHIP AND RELATED MATTERS

                  1. DUE ORGANIZATION AND QUALIFICATION OF CSL. CSL is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

                  2. POWER AND AUTHORITY OF CSL. The execution, delivery and performance of this Agreement and all other agreements by and among CSL and other parties contemplated hereby that have been executed and delivered on or before the date of this Agreement ("CSL Transaction Documents"), and the consummation by CSL of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action and no further action or approval will be required in order to permit CSL to perform such obligations and consummate the transactions contemplated hereby and thereby. This Agreement constitutes, and all other CSL Transaction Documents, when executed and delivered in accordance with the terms thereof, will constitute the legal and valid and binding obligations of CSL, enforceable in accordance with their terms. CSL has full power, authority and legal right to enter into this Agreement and all CSL Transaction Documents and to consummate the transactions contemplated hereby and thereby.

                  3. NO CONFLICT OR DEFAULT. The execution, delivery and performance of this Agreement and all other CSL Transaction Documents and the consummation of the transactions contemplated hereby and thereby in accordance with the terms hereof and thereof will not (i) conflict with the Certificate of Incorporation or Bylaws of CSL, (ii) violate any order, writ, injunction or decree to which CSL is a party, (iii) constitute a default under any mortgage, lien, lease, indenture, agreement or instrument to which CSL is a party or
(iv) result in the violation of any provisions of any Governmental Requirements applicable to CSL .

                  4. NO LITIGATION. There is no action, suit, proceeding or investigation pending or, to the best of the knowledge of CSL, threatened against CSL or the Partnership which questions the validity of this Agreement or any action taken or to be taken pursuant hereto or which might have an adverse effect upon the Partnership. CSL is not in default with respect to any judgment, order, writ, injunction or decree of any court or Agency which might have an adverse effect upon Partnership Interest or the ability of CSL to consummate the transactions contemplated hereunder.

                  5. BREACH OF REPRESENTATIONS AND WARRANTIES. CSL (1) has no knowledge that any representation or warranty contained in Article 2 is not true and correct in any material respect or (ii) has received any written notice, the receipt of which would cause a representation in Exhibit F not to be true and correct if such notice had been received by a TSL Party.

                  6. NO BROKERS OR COMMISSIONS. Other than as disclosed on SCHEDULE G-6, CSL has not dealt with any broker, arranger, consultant, agent or finder, and there are no commissions or other fees payable to any party with whom TSL has dealt, in each case in connection with the transactions contemplated hereunder.

                  7. LIMITATION OF REPRESENTATIONS BY CSL. LB acknowledges and agrees that, with the exception of the representations and warranties set forth in this Agreement and the documents delivered by CSL at Closing, (a) the Limited Partnership Interest is being acquired by LB on a basis that is without representation or warranty by CSL, including any representation or warranty relating to the Properties, and (b) it has not relied upon any representations, warranties or other statements, whether express or implied, made by CSL or any of its agents, employees or other representatives.

                  8. CSL (or TSL or the Partnership) has delivered to LB full and complete copies of (i) all existing policies of title insurance issued in the name of the Partnership for each Property, including all riders, schedules supplements and endorsements thereto describing all Encumbrances on each Property and all exceptions, limitations and qualifications with respect to such title insurance (individually "Owner's Title Policy" and collectively "Owner's Title Policies") and (ii) a current "date down" title report for each Property showing the Partnership as the sole owner of such Property and specifically identifying all Encumbrances against such Property that have been recorded in the appropriate jurisdiction for each Property since the date of the applicable Owner's Title Policy through and including the date hereof (the "Updated Reports").

                                    EXHIBIT H

                            FORM OF MONTHLY REPORTING


























                                     H-1